UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment No. 5

Registration Statement under the Securities Act of 1933

INTERVIA INC.
(Exact name of registrant as specified in its charter)

Nevada	1040	N/A
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

3702 South Virginia Street, Suite G12-401 Reno, NV 89502
Telephone: 202.470.4608
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

With a copy to
1000 East William Street Suite 204Carson City, Nevada 89701
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [ x ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Prospectus number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [ ] Accelerated filer [ ] Non-accelerated filer [ ] Smaller reporting company [ x ]

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Security (2) ($)	Proposed Maximum Aggregate Offering Price ($)	Amount of Registration Fee ($)
Shares of Common Stock, par value $0.001	9,600,000	$0.05	$ 4,800,000	$557.28

(1)

Represents shares of our common stock previously acquired by and issued to the Selling Shareholders in private transactions directly with the Company. All of these shares are offered by the Selling Shareholders.

(2)	Estimated for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933 and the price at which the selling security holders will be offering their shares.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

PROSPECTUS

INTERVIA INC.
9,600,000 Shares of Common Stock

The date of this Prospectus is February 1, 2012.

INTERVIA INC. (``our Company“, ``we”, “us”, “our”) is registering 9,600,000 shares of common stock held by 8 selling security holders.

The selling security holders will sell at an initial price of $0.05 per share or, if a public market for our stock develops, at prevailing market prices established on the OTC Bulletin Board at the time of sale, as applicable at the time of sale. Prior to this Offering, there has been no public market for our common stock. Our common stock was previously quoted on the OTC Bulletin Board on August 21, 2006 under the trading symbol “ITVA”. On June 19, 2009 our symbol was removed from the OTC Bulletin Board for failure to file periodic reports with the Securities and Exchange Commission. After the effective date of this registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. Even if we secure a market maker to list our stock for quotation, there is no assurance that an active trading market for our shares will develop or be sustained if developed. Purchasers may be receiving an illiquid security.

An investment in our securities is speculative. See the section entitled "Risk Factors" beginning on Page 10 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement that includes this Registration Statement is declared effective by the Securities and Exchange Commission. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall the selling security holders sell any of these securities in any state where such an offer or solicitation would be unlawful before registration or qualification under such state's securities laws.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The selling shareholders are offering to sell, and seeking offers to buy, their common shares, only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

PROSPECTUS SUMMARY

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section beginning on page 10 of this Prospectus and the “Management's Discussion and Analysis of Financial Position and Results of Operations” section elsewhere in this Prospectus.

Our Business

The address of our principal executive office is 3702 South Virginia Street, Suite G12-401, Reno, NV 89502. Our telephone number is (202) 470-4608.

We were incorporated in the State of Nevada on February 2, 2005. Our original business plan was to develop fuel cell technology and to produce fuel cells in China suitable for small vehicles, such as indoor forklifts, scooters, and personal watercraft, such as dive submersibles, that require a small sized fuel cell with longevity of use and silent operation. During fiscal 2008 we abandoned our original business plan because we were unable to raise sufficient financing. Following the abandonment of our original business plan, our management’s focus was the identification and evaluation new business and financing opportunities in an effort to ensure the survival of our Company and to preserve our shareholders’ investment in our common shares.

On July 15, 2010, we entered into an Option Agreement with Mr. Gino Chitaroni whereby we acquired the right to purchase a 100% interest in the Proteus Property located near Cobalt, Ontario. Cobalt, Ontario is an area known historically for the mining of silver ore, although there are currently no operational silver mines in the area. The Proteus Property consists of three mineral claims comprised of nine units. In order to acquire the property pursuant to the agreement, we must make the following cash payments and incur the following amounts on exploration and development:

a)	$25,000 upon the execution of the agreement (paid);
b)	b) an additional $25,000 cash (paid) and incur $75,000 in exploration expenditures by July 15, 2011 (paid);
c)	an additional $25,000 cash and incur an additional $100,000 in exploration expenditures by July 15, 2012; and
d)	incur an additional $150,000 in exploration expenditures by July 15, 2013.

The Proteus Property is subject to a 2% Net Smelter Royalty, which our company has the right to purchase in 25% increments for $500,000, on or before 12 months from the date of entering into production. Pursuant to section 5.01 and 5.02 of the Option Agreement, we will hold the property in trust for Mr. Chitaroni until the option is exercised or terminated. If we fail to make any of the above described payments or expenditures in accordance with the applicable deadlines, Mr. Chitaroni will have the right to provide us with a notice of default. If we fail to cure our default within a 60 day period following the notice of default, the Option Agreement will terminate and we will lose our right to acquire the property. As of July 18, 2011, we had paid $50,000 to Mr. Chitaroni in respect of the first and second option payments. Although we had not satisfied the $75,000 work requirement due by July 25, 2011, Mr. Chitaroni agreed to waive the deadline for completion of the work to be performed. We secured the waiver by advancing an aggregate of $75,000 to Blackstone Development Inc., a geological consulting firm owned by Mr. Chitaroni to be held in trust for the performance of our work obligations for 2011. These work obligations were complete as of November 17, 2011.

We have relied and intend to rely on the services and expertise of, Blackstone Development Inc. for the purposes of carrying out our work obligations and day to day responsibilities in respect of the Proteus Property. Blackstone Development's services are provided to us on an as needed basis. Mr. Chitaroni is Blackstone Development's president and sole shareholder. To date, we have paid approximately $75,000 in the aggregate to Blackstone Development for consulting services rendered in respect of the Proteus Property. We anticipate that we will engage the services of Blackstone Development to perform the remaining $250,000 work commitment under the Option Agreement; however, we are under no contractual obligation to use Blackstone Development's services in order to satisfy our obligations under the Option Agreement. If we engage the services of Blackstone Development to perform our remaining work commitment under the Option Agreement, Mr. Chitaroni, whether directly or through Blackstone Development, will receive the entire $300,000 payable by us to exercise our option to purchase the Proteus Property.

As a result of the Option Agreement for the Proteus Property, we became a mineral exploration company and have planned and initiated a two phase exploration program for the Proteus Property which began in the fall of 2011. The purpose of Phase 1 of our exploration program is to find favorable geophysical anomalies and conductors and to prioritize them into potential targets that may warrant diamond drilling to identify the type of mineralization and concentration of metals present on the Proteus Property. The purpose of Phase 2 of our planned exploration program is to test for and outline potential mineralization on the property. We anticipate our budgets in respect of Phases 1 and 2 will be approximately $91,000 and $350,000, respectively. The above described $75,000 of exploration work conducted by Blackstone Development was related to Phase 1 of our exploration program.

We intend to continue our exploration program in the spring of 2012. However, at present, our cash requirements for the next 12 months (beginning February 1, 2011) outweigh the funds available to complete our planned exploration programs. As at October 31, 2011, we had no cash on hand and a working capital deficit of $113,266. As of January 23, 2012 we had approximately $58,000 cash on hand. Accordingly, we estimate that we will be required to raise approximately $560,000 in the aggregate for the completion of our Phase 1 and Phase 2 exploration programs. This estimate includes allocations for exploration expense, option payments, and general operating expenses.

Currently, however, we maintain nominal operations and are seeking additional sources of financing or collaborators to further the development of our business plan. If we are unable to secure additional financing, we will be unable to develop or implement our new business plan, including our prospective exploration plan, and our business may fail. Furthermore, because our sole officer and director does not have experience in the mineral exploration industry or in the management of public companies, we will be at a disadvantage in relation to our competitors with respect to our ability to identify and implement sound strategies for the exploration of our property and for the development of our business, generally.

We are an exploration stage company, and there is no known mineral reserve on our property. Furthermore, the possibility that that we will discover a mineral reserve on our property or that any such reserve will be economically viable is extremely remote. Even if we do discover an economically viable mineral reserve on our property, there can be no assurance that we will be able to develop our property into a producing mine and extract those resources. Both mineral exploration and development involve a high degree of risk and few properties which are explored are ultimately developed into producing mines.

On January 12, 2011, we issued an aggregate of 12,000,000 shares of our common stock at a price of $0.00833 per share, to 10 non U.S. persons (as that term as defined in Regulation S of the Securities Act of 1933), relying on Regulation S and/or Section 4(2) of the Securities Act of 1933 pursuant to the closing of a private placement, for aggregate gross proceeds of $99,960.

Most recently, on July 18, 2011, we issued 100,000 shares of our common stock at a price of $1 per share to 1 non U.S. person for aggregate gross proceeds of $100,000. The issuance made in reliance on Regulation S of the Securities Act of 1933. Of the $100,000 proceeds from the issuance, $25,000 was paid in respect of the July 15, 2011 option payments for the Proteus Property and $62,500 was paid to the designee of the Optionor for the balance of the $75,000 owed in respect of the work requirement on the property. As of the end of our third financial quarter on October 31, 2011 we had no cash on hand, and as of January 23, 2012 we had approximately $58,000 cash on hand. On December 19, 2011 we entered into a private placement subscription agreement with one non-U.S. investor for the purchase of 140,000 of our common shares at a price of $0.050 per share or $70,000 in the aggregate. As at January 23, 2012 we had received that the subscription funds in respect of the transaction but the corresponding shares have not been issued.

Prior to this Offering, there has been no public market for our common stock. Our common stock was previously quoted on the OTC Bulletin Board on August 21, 2006 under the trading symbol “ITVA”. On June 19, 2009 our symbol was removed from the OTC Bulletin Board for failure to file periodic reports with the Securities and Exchange Commission. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. However, we currently have no market maker who is willing to list quotations for our stock. Furthermore, there is no assurance that an active trading market for our shares will develop or will be sustained if developed.

We have not generated any revenues since our inception and we will continue to incur operating expenses without revenues for the foreseeable future. During fiscal 2011 and 2010 we incurred a net loss of $31,001 and $18,855, respectively. Our net loss from February 2, 2005 (date of inception) to January 31, 2011 was $207,661 and $337,726 as of October 31, 2011. We had cash of $33,908 as of January 31, 2011 and no cash on hand as of October 31, 2011. As at January 23, 2011 we had approximately $58,000 cash on hand. Based on our net loss of $130,065 incurred during the nine month period ended October 31, 2011, our current monthly burn rate is approximately $14,500. Approximately $46,547 or 36% of our expenses during that period are attributable to expenses incurred in respect of professional fees, including legal and accounting fees. Because, as of January 23, 2012, our option payments and work requirements for fiscal 2011 have been satisfied under our Option Agreement for the Proteus Property, we estimate that we will be able to sustain our current level of operations through the month of May, 2011, and we will require additional financing thereafter.

To date we have relied on private placement financing and on intermittent, unsecured, interest free loans from our sole director and officer in order to sustain our basic, minimum operating expenses; however, we cannot guarantee that we will secure any further private placement financing or that our sole officer and director with provide us with any future loans. . We estimate that the cost of maintaining basic corporate operations (which includes the cost of satisfying our public reporting obligations) will be approximately $3,500 per month. On December 19, 2011 we entered into a private placement subscription agreement with one non-U.S. investor for the purchase of 140,000 of our common shares at a price of $0.050 per share or $70,000 in the aggregate. On January 23, 2012 we receive the subscription funds in respect of the private placement but the corresponding shares have not yet been issued. Owing to our current cash position of $58,000 as of January 23, 2011, we estimate that we have sufficient cash to sustain our basic operations through fiscal 2012.

As a result of our current cash position and our lack of predictable or regular sources of income, we cannot provide assurances that we will be able to successfully explore our mineral property or sustain our business. These circumstances raise substantial doubt about our ability to continue as a going concern as described in an explanatory paragraph to our independent auditors' report on our audited financial statements for the year ended January 31, 2011. If we are unable to continue as a going concern, investors will likely lose all of their investments in our company.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

The Offering

The 9,600,000 shares of our common stock being registered by this Prospectus represent approximately 62% of our issued and outstanding common stock as of January 23, 2012.

Securities Offered:	9,600,000 shares of common stock offered by 8 selling security holders.
Initial Offering Price:	The selling security holders will sell at an initial price of $0.05 per share or, if a public market develops for our common stock, at prevailing market prices.
Minimum Number of Securities to be Sold in this Offering:	None

Securities Issued and to be Issued:

As of January 23, 2012 there were 15,600,000 shares of our common stock, issued and outstanding and no outstanding preferred or convertible securities.

All of the common stock to be sold under this Prospectus will be sold by existing stockholders. Our common stock is not listed or quoted on any stock exchange or quotation system and there is no established market for the common shares being registered. If our stock becomes quoted on the OTC Bulletin Board and a market for our stock develops there, the actual price of the shares may be influenced by prevailing market prices at the time of sale. The trading of securities the OTC Bulletin Board is often sporadic and investors may have difficulty buying, selling, or obtaining market quotations, which may have a depressive effect on the price of our common stock. Purchasers in this offering may receive an illiquid security.

Proceeds:	We will not receive any proceeds from the sale of our common stock by the selling security holders.

Financial Summary Information

All references to currency in this Prospectus are to U.S. Dollars, unless otherwise noted.

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the "Management’s Discussion and Analysis of Financial Position and Results of Operations" section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

Income Statement Data

	Nine Months Ended October 31 , 2011 ($)	Year Ended January 31, 2011 ($)	Year Ended January 31, 2010 ($)	Year Ended January 31, 2009 ($)	From Inception (February 2, 2005) to July 31, 2011 ($)
Revenues	-		-	-	-
Operating Expenses	130,065	31,001	18,855	41,175	256,417
Net Loss	130,065	31,001	18,855	41,175	256,417
Net Loss Per Share	0.01	0.01	0.00	0.00	-

Balance Sheet Data

	Nine Months Ended October 31, 2011 ($)	Year Ended January 31, 2011 ($)	Year Ended January 31, 2010 ($)	Year Ended January 31, 2009 ($)
Working Capital Deficiency	113,266	58,201	102,161	83,305
Current Assets	1,352	33,908	Nil	Nil
Current Liabilities	114,618	92,109	102,161	83,305

RISK FACTORS

Risks Associated With Mining

Our property is in the exploration stage and there is no assurance that we can establish the existence of any mineral resource on our property in commercially exploitable quantities. Unless we establish the presence of a commercially exploitable mineral resource, we cannot earn any revenues from operations and, if we fail to do so, we will lose all of the funds that we may expend on exploration. If we do not discover any mineral resource in a commercially exploitable quantity, our business could fail.

We have not conducted any exploration work on our mineral property and have not established that it contains any mineral reserve. Even if we successfully carry out a program of exploration on our mineral property, we may fail to establish that our property contains any mineral reserve, which could result in the failure of our business.

A mineral reserve is defined by the Securities and Exchange Commission in its Industry Guide 7 (which can be viewed over the Internet at http://www.sec.gov/divisions/corpfin/forms/industry.htm#secguide7) as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. The probability of an individual prospect ever having a "reserve" that meets the requirements of the Securities and Exchange Commission's Industry Guide 7 is extremely remote. In all probability our mineral resource property does not contain any 'reserve' and any funds that we spend on exploration will probably be lost.

Even if we do eventually discover a mineral reserve on our property, there can be no assurance that such mineral reserve will be economically viable or that we will be able to develop our property into a producing mine and extract those resources. Both mineral exploration and development involve a high degree of risk and few properties which are explored are ultimately developed into producing mines.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade and other attributes of the mineral deposit, the proximity of the resource to infrastructure such as a smelter, roads and a point for shipping, government regulation and market prices. Most of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral resource unprofitable.

Mineral operations are subject to applicable law and government regulation. Even if we discover a mineral resource in a commercially exploitable quantity, these laws and regulations could restrict or prohibit the exploitation of that mineral resource. If we cannot exploit any mineral resource that we might discover on our property, our business may fail.

Both mineral exploration and extraction require permissions and permits from various, federal, provincial, and local governmental authorities and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. We have yet to undertake any exploration activities on our property, and there can be no assurance that we will be able to obtain or maintain any of the permits required for the exploration of our mineral property or for the construction and operation of a mine on our property on reasonable terms or at economically viable costs. If we cannot accomplish these objectives, our business could fail.

If we establish the existence of a mineral resource on our property in a commercially exploitable quantity, we will require additional capital in order to develop the property into a producing mine. If we cannot raise this additional capital, we will not be able to exploit the resource, and our business could fail.

If we do discover mineral resources in commercially exploitable quantities on our property, we will be required to expend substantial sums of money to establish the extent of the resource, develop processes to extract it and develop extraction and processing facilities and infrastructure. Although we may derive substantial benefits from the discovery of a major deposit, there can be no assurance that any discovered resource will be large enough to justify commercial operations, nor can there be any assurance that we will be able to raise the funds required for development on a timely basis. If we cannot raise the necessary capital or complete the necessary facilities and infrastructure, our business may fail.

Mineral exploration and development is subject to extraordinary operating risks. We may not insure against these risks. In the event of a cave-in or similar occurrence, our liability may exceed our resources, which would have an adverse impact on our company.

Mineral exploration, development and production involve many risks which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Our future operations will be subject to all the hazards and risks inherent in the exploration for mineral resources and, if we discover a mineral resource in commercially exploitable quantity, our operations could be subject to all of the hazards and risks inherent in the development and production of resources, including liability for pollution, cave-ins or similar hazards against which we cannot insure or against which we may elect not to insure. Any such event could result in physical injury or death, work stoppages, and damage to property, including damage to the environment. We do not currently maintain any insurance coverage against these operating hazards and may not have sufficient financial resources to obtain such insurance coverage when it becomes advisable or required. The payment of any liabilities that arise from the occurrence of any operating hazard against which we do not maintain insurance coverage would have a material adverse impact on our company.

Mineral prices are subject to dramatic and unpredictable fluctuations.

We aim to derive revenues either from the sale of our mineral resource property or from the extraction and sale of ore. The price of those commodities has fluctuated widely in recent years, and is affected by numerous factors beyond our control, including international, economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities and increased production due to new extraction developments and improved extraction and production methods. The effect of these factors on the price of base and precious metals, and therefore the economic viability of any of our exploration properties and projects, cannot accurately be predicted.

The mining industry is highly competitive and there is no assurance that we will be successful in acquiring any mineral claims. If we cannot acquire properties to explore for mineral resources, we may be required to reduce or cease operations.

The mineral exploration, development, and production industry is largely un-integrated. We compete with other exploration companies looking for mineral resource properties. While we compete with other exploration companies in the effort to locate and acquire mineral resource properties, we will not compete with them for the removal or sales of mineral products from our properties if we should eventually discover the presence of them in quantities sufficient to make production economically feasible. Readily accessible and liquid markets exist worldwide for the sale of mineral products. Therefore, we will likely be able to sell any mineral products that we identify and produce.

In identifying and acquiring mineral resource properties, we will compete with many companies possessing greater financial resources and technical facilities. This competition could adversely affect our ability to acquire suitable prospects for exploration in the future. Accordingly, there can be no assurance that we will acquire any interest in additional mineral resource properties that might yield reserves or result in commercial mining operations. There is no known mineral reserve on our property and no assurance that we will discover one.

Risks Related To Our Company

The fact that we have not earned any operating revenues since our incorporation raises substantial doubt about our ability to continue to explore our mineral properties as a going concern.

We have not generated any revenue from operations since our incorporation and we anticipate that we will continue to incur operating expenses without revenues unless and until we are able to identify a mineral resource in a commercially exploitable quantity on our mineral property and we build and operate a mine. We had no cash on hand as of October 31, 2011 and a working capital deficit of $113,266. We have also incurred a cumulative net loss of $337,726 from our inception on February 2, 2005 through October 31, 2011. To date, we have spent $50,000 on option payments and approximately $75,000 in satisfaction of work requirements in respect of our obligations under the Option Agreement for the Proteus Property. Accordingly, our obligations under the Option Agreement have been satisfied until July 15, 2012. However, to purchase the Proteus Property, we are required to spend an additional $25,000 in option payments and $100,000 in exploration expenditures by July 15, 2012, and a further $150,000 in exploration expenditures by July 15, 2013. Additionally, based on our net loss of $130,065 for the nine month period ended October 31, 2011, we will require approximately $14,500 per month in respect of our day to day operating costs at our current burn rate. However, as of January 23, 2012, we had approximately $58,000 cash on hand. Accordingly, we will be required to raise additional funds to meet our currently budgeted operating requirements for the 12 month period beginning February 1, 2011 and beyond. As we cannot assure a lender that we will be able to successfully explore and develop our mineral property, we will probably find it difficult to raise debt financing from traditional lending sources. We have in the past raised our operating capital from sales of equity securities, but there can be no assurance that we will continue to be able to do so. On December 19, 2011 we entered into a private placement subscription agreement with one non-U.S. investor for the purchase of 140,000 of our common shares at a price of $0.050 per share or $70,000 in the aggregate. As at January 23, 2012, we have received the subscription funds in respect of the transaction but the corresponding shares have not been issued.

If we cannot raise the money that we need to continue exploration of our mineral property, we may be forced to delay, scale back, or eliminate our exploration activities. If any of these were to occur, there is a substantial risk that our business would fail.

These circumstances lead our independent registered public accounting firm, in their report dated May 2, 2011, to comment about our company’s ability to continue as a going concern. Management plans to seek additional capital through a private placement of its capital stock. These conditions raise substantial doubt about our company’s ability to continue as a going concern. Although there are no assurances that management’s plans will be realized, management believes that our company will be able to continue operations in the future. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event our company cannot continue in existence.” We continue to experience net operating losses.

Because of our limited funding we may be unable to satisfy our public reporting requirements under the Securities Exchange Act of 1934, which would have an adverse impact on your investment.

In accordance with the Exchange Act of 1934, our company is obligated to regularly file with the SEC quarterly and annual financial and corporate information on forms 10-Q and 10-K, respectively, and to disclose material changes in our business or operations by filing current reports on Form 8-K. Public availability of this information is vital to effective pricing of our common shares in the secondary market, allowing buyers and sellers to effectively assess the worth of our company, and to buy and sell our shares according to that information. However, the cost of satisfying these obligations is significant. We estimate that the cost of maintaining basic corporate operations and satisfying our public reporting obligations will be approximately $3,500 per month. Owing to our current cash position of $58,000 as of January 23, 2012, we estimate that we have sufficient cash to sustain our basic operations and satisfy our reporting obligations through fiscal 2012. If we are unable to secure sufficient additional financing to maintain our basic corporate operations and to satisfy our public reporting requirements under the Exchange Act of 1934, public availability of information about our company will become extremely limited, at best, which will have a depressive effect on the market for our common shares. If this happens any investment in our company will be significantly devalued, and you may be unable to sell your common shares.

Because our sole asset is located in Canada, investors may be limited in their ability to enforce U.S. civil judgments against our assets and to recover compensation for damages caused by our wrongful actions or by the wrongful actions of our directors or officers.

Our sole asset is located in Canada. Consequently, it may be difficult for United States investors to realize in the United States upon judgments of United States courts predicated upon civil liabilities under U.S. Federal Securities Laws. A judgment of a U.S. court predicated solely upon such civil liabilities may not be enforceable in Canada by a Canadian court if the U.S. court in which the judgment was obtained did not have jurisdiction, as determined by the Canadian court, in the matter. There is substantial doubt whether an original action could be enforced in Canada against any of our assets predicated solely upon such civil liabilities. You may not be able to recover damages as compensation for a decline in your investment.

Because our current sole officer and director does not have experience in public company management or in the mineral exploration industry, our business has a higher risk of failure.

Our sole officer and director does not have experience in the mineral exploration industry or in the management of public companies. Accordingly, we will be at a disadvantage in relation to our competitors with respect to our ability to identify and implement sound strategies for the exploration of our property and for the development of our business, generally. Although we intend to rely on the counsel of consulting advisors where necessary, and to supplement our management and our Board of Directors with individuals experienced in our industry, there is no guarantee that we will succeed in enlisting the services of any such advisors or individuals without undue expense. The inexperience of our management combined with an inability to obtain the services of experienced advisors without undue expense may delay the development of our business, cause us to make unsound business decisions and, ultimately, cause our business to fail.

Because our sole asset consists of a right to acquire a mineral property in consideration of future payments and exploration expenditures, if we fail to satisfy those future payments or to incur those expenditures, we may lose our sole asset and the value of your investment will be lost.

Our sole asset consists of an option to purchase a 100% interest in the Proteus mineral property located near Cobalt, Ontario. In order to acquire the property pursuant to our Option Agreement with the owner of the property, we must make the following cash payments and incur the following amounts on exploration and development:

a) $25,000 upon the execution of the agreement (paid);
b) an additional $25,000 cash and incur $75,000 in exploration expenditures by July 15, 2011 (paid);
c) an additional $25,000 cash and incur an additional $100,000 in exploration expenditures by July 15, 2012; and
d) incur an additional $150,000 in exploration expenditures by July 15, 2013.

If we fail to make any of the above described payments or expenditures in accordance with the applicable deadlines, the Optionor will have the right to provide us with a notice of default. If we fail to cure our default within a 60 day period following the notice of default, we will lose our right to acquire the property. Although we have satisfied our obligations under the Option Agreement as of July 15, 2011, there is no guarantee that we will raise sufficient funds to satisfy future obligations under the agreement. Accordingly, if we fail to raise sufficient funds, any funds spent by us in respect of the Option Agreement will be lost, we will lose our right to acquire the Proteus Property, and the value of your investment will be lost. As of July 18, 2011, we had paid $50,000 to the Optionor in respect of the first and second option payments. Although we did not satisfy the $75,000 work requirement due by July 15, 2011, the Optionor agreed to waive the deadline for completion of the work to be performed. We secured the waiver by advancing an aggregate of $75,000 to the designee of Optionor to be held in trust for the performance of our work obligations for 2011. Those work obligations were complete as of November 17, 2011.

Risks Associated with Our Common Stock

Trading on the in our common stock may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Prior to this Offering, there has been no public market for our common stock. Our common stock was previously quoted on the OTC Bulletin Board on August 21, 2006 under the trading symbol “ITVA”. On June 19, 2009 our symbol was removed from the OTC Bulletin Board for failure to file periodic reports with the Securities and Exchange Commission. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. However, we currently have no market maker who is willing to list quotations for our stock. Furthermore, there is no assurance that an active trading market for our shares will develop or will be sustained if developed.

Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, he OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on an electronic or traditional stock exchange like the NASDAQ, NYSE, or Amex exchanges. Accordingly, shareholders may have difficulty reselling any of their shares.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations and FINRA’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. Importantly, the value of an individual’s primary residence must be excluded from the calculation of net worth. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the Financial Industry Regulatory Authority believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The Financial Industry Regulatory Authority requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Other Risks

Trends, Risks and Uncertainties

We have sought to identify all material risks to our business, but we cannot predict whether or to what extent such risks may be realized, and we cannot guarantee that we have identified all possible risks that may arise. Investors should carefully consider all of our risk factors before making an investment decision with respect to our common stock.

USE OF PROCEEDS

We will not receive any proceeds from the resale of the securities offered through this Prospectus by the selling security holders. The selling security holders will receive all proceeds from this offering.

DETERMINATION OF OFFERING PRICE

The selling security holders may offer their shares at an initial offering price of $0.05 per share until our common stock is quoted on OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. However, there can be no assurance that our common stock will become quoted on the OTC Bulletin Board. The initial offering price was determined by our Board of Directors, who considered several factors in arriving at the $0.05 per share figure, including the following:

  our most recent private placements of 12,000,000 shares of our common stock at a price of $0.00833 per share;

  the perceived value of our business plan;

  our lack of operating history;

  our capital structure; and

  the background of our management.

As a result, the $0.05 per share initial price of our common stock does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time. The price is not based on past earnings, nor is it indicative of the current market value of our assets. No valuation or appraisal has been prepared for our business. You cannot be sure that a public market for any of our securities will develop.

If our common stock becomes quoted on the OTC Bulletin Board and a market for the stock develops, the actual price of the shares sold by the selling security holders named in this Prospectus will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling security holders. The number of shares that may actually be sold by a selling security holder will be determined by each selling security holder. The selling security holders are neither obligated to sell all or any portion of the shares offered under this Prospectus, nor are they obligated to sell such shares immediately hereunder. If our common stock becomes quoted on the OTC Bulletin Board and a market for our common stock develops, security holders may sell their shares at a price different than the $0.05 per share offering price depending on privately negotiated factors such as the security holder's own cash requirements or objective criteria of value such as the market value of our assets.

DILUTION

All of the 9,600,000 shares of our common stock to be sold by the selling security holders are currently issued and outstanding, and will therefore not cause dilution to any of our existing stockholders.

SELLING SECURITY HOLDERS

As of January 23, 2012 our Company has 75,000,000 common shares authorized with a par value of $0.001 per share with 15,600,000 common shares outstanding. We have no authorized class of preferred stock or outstanding options, warrants, or convertible securities.

The 8 selling security holders are offering for sale 9,600,000 shares of our issued and outstanding common stock which they obtained as part of a private placement of 12,000,000 shares completed on January 12, 2011 at a price of $0.00833 per share for aggregate gross proceeds of $99,960. That transaction was completed in reliance on Regulation S and/or Section 4(2) of the Securities Act of 1933. Each selling shareholders is a non U.S. person, as that term as defined in Regulation S of the Securities Act of 1933.

The following table provides information as of January 23, 2012 regarding the beneficial ownership of our common stock by each of the selling security holders, including:

  the number of shares owned by each prior to this offering;

  the number of shares being offered by each;

  the number of shares that will be owned by each upon completion of the offering, assuming that all the shares being offered are sold;

  the percentage of shares owned by each; and

  the identity of the beneficial holder of any entity that owns the shares being offered.

Name of Selling Security Holder	Shares Owned Prior to this Offering (1)	Percent % (2)	Maximum Numbers of Shares Being Offered	Beneficial Ownership After Offering	Percentage Owned upon Completion of the Offering (2)
Chan Lit Sang	1,200,000	7.69	1,200,000	0	0
Wong Ching Man Vienna	1,200,000	7.69	1,200,000	0	0
Chan Lit Chow	1,200,000	7.69	1,200,000	0	0
Arcoron Limited (3)	1,200,000	7.69	1,200,000	0	0
Tranwicks Limited (4)	1,200,000	7.69	1,200,000	0	0
Aurico Limited (5)	1,300,000	8.33	1,300,000	100,000	(6)
Ng Hei	1,200,000	7.69	1,200,000	0	0
Starova Limited (8)	1,200,000	7.69	1,200,000	0	0

Total	9,700,000	61.5	9,600,000	0	0

(1)

The number and percentage of shares beneficially owned is determined to the best of our knowledge in accordance with the Rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting or investment power and also any shares which the selling security holder has the right to acquire within 60 days of the date of this Prospectus.

(2)	The percentages are based on 15,600,000 shares of our common stock issued and outstanding and as at July 29, 2011.
(3)	Dulip Charith Wijesinha has voting and dispositive control over securities held by Arcoron Limited.
(4)	Hassan Mohammed Musafer has voting and dispositive control over securities held by Tranwicks Limited.
(5)	Dylan Baba Lye has voting and dispositive control over securities held by Aurico Limited.
(6)	Less than 1%
(7)	Christopher Milton Wong has voting and dispositive control over securities held by Starova Limited.

Except as otherwise noted in the above list, the named party beneficially owns and has sole voting and investment power over all the shares or rights to the shares. The numbers in this table assume that none of the selling security holders will purchase additional shares, and assumes that all the shares being registered will be sold.

Other than as described above, none of the selling security holders or their beneficial owners has had a material relationship with us other than as a security holder at any time within the past three years, or has ever been one of our officers or directors or an officer or director of our predecessors or affiliates.

None of the selling security holders are broker-dealers or affiliates of a broker-dealer.

PLAN OF DISTRIBUTION

We are registering 9,600,000 shares of our common stock on behalf of the selling security holders. The selling security holders may sell the 9,600,000 shares of our common stock at an initial price of $0.5 per share or at prevailing market prices if a public market for our common stock develops.

Our common stock was previously quoted on the OTC Bulletin Board on August 21, 2006 under the trading symbol “ITVA”. On June 19, 2009 our symbol was removed from the OTC Bulletin Board for failure to file periodic reports with the Securities and Exchange Commission. We have since brought our filings with the SEC up to date and, after the effective date of this registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. However, we currently have no market maker who is willing to list quotations for our stock, and, even if we secure a market maker, there is no assurance that an active trading market for our shares will develop or be sustained. What’s more, although we currently meet the existing requirements for quotation on the OTC Bulletin Board, we cannot assure you that we will continue to meet these requirements.

Trading in stocks on the OTC Bulletin Board, is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company's operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on an electronic or traditional stock exchange like the NASDAQ, NYSE, or Amex exchanges. In the absence of an active trading market investors may have difficulty buying and selling or obtaining market quotations for our common stock and its market visibility may be limited, which may have a negative effect on the market price of our common stock. Accordingly, shareholders may be unable to resell their shares. Since June 19, 2009, there has been no active market for our common shares and no price quotation available for our common shares.

The selling security holders may sell some or all of their shares of our common stock in one or more transactions, including block transactions:

The selling security holders may sell some or all of their shares of our common stock in one or more transactions, including block transactions:

  on such public markets as the securities may be trading;

  in privately negotiated transactions; or

  in any combination of these methods of distribution.

The selling security holders may offer our common stock to the public:

  at $0.05 per share;

  at the market price prevailing at the time of sale if a market for the stock develops on the OTC Bulletin Board;

  at a price related to such prevailing market price if a market for the stock develops on OTC Bulletin Board; or

  at such other price as the selling security holders determine if a market for the stock develops the OTC Bulletin Board.

We are bearing all costs relating to the registration of our common stock. The selling security holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the shares of our common stock.

The selling security holders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of our common stock. In particular, during such times as the selling security holders may be deemed to be engaged in a distribution of any securities, and therefore be considered to be an underwriter, they must comply with applicable laws and may, among other things:

  furnish each broker or dealer through which our common stock may be offered such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer;

  not engage in any stabilization activities in connection with our securities; and

  not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The selling security holders and any underwriters, dealers or agents that participate in the distribution of our common stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Our common stock may be sold from time to time by the selling security holders in one or more transactions at a fixed offering price, which may be changed, at varying prices determined at the time of sale or at negotiated prices if a market for the stock develops on the OTC Bulletin Board. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

The selling security holders and any broker-dealers acting in connection with the sale of the common stock offered under this Prospectus may be deemed to be underwriters within the meaning of section 2(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act. Neither we nor the selling security holders can presently estimate the amount of such compensation. We know of no existing arrangements between the selling security holders and any other security holder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock. Because the selling security holders may be deemed to be “underwriters” within the meaning of section 2(11) of the Securities Act, the selling security holders will be subject to the prospectus delivery requirements of the Securities Act. Each selling security holder has advised us that they have not yet entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their shares. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

Regulation M

During such time as the selling security holders may be engaged in a distribution of any of the securities being registered by this Prospectus, the selling security holders are required to comply with Regulation M under the Exchange Act. In general, Regulation M precludes any selling security holder, any affiliated purchaser and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete.

Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling security holders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this Prospectus, and we have also advised the selling security holders of the requirements for delivery of this Prospectus in connection with any sales of the shares offered by this Prospectus.

With regard to short sales, the selling security holders cannot cover their short sales with securities from this offering. In addition, if a short sale is deemed to be a stabilizing activity, then the selling security holders will not be permitted to engage in such an activity. All of these limitations may affect the marketability of our common stock.

Penny Stock Rules

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC which:

  contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

  contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violations of such duties or other requirements of federal securities laws;

  contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask prices;

  contains the toll-free telephone number for inquiries on disciplinary actions;

  defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

  contains such other information, and is in such form (including language, type size, and format) as the SEC shall require by rule or regulation.

Prior to effecting any transaction in a penny stock, a broker-dealer must also provide a customer with:

  the bid and ask prices for the penny stock;

  the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock;

  the amount and a description of any compensation that the broker-dealer and its associated salesperson will receive in connection with the transaction; and

  a monthly account statement indicating the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser's written acknowledgment of the receipt of a risk disclosure statement, (ii) a written agreement to transactions involving penny stocks, and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our securities, and therefore our stockholders may have difficulty selling their shares.

Blue Sky Restrictions on Resale

When a selling security holder wants to sell shares of our common stock under this Prospectus in the United States, the selling security holder will need to comply with state securities laws, also known as “blue sky laws,” with regard to secondary sales. All states offer a variety of exemptions from registration of secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under section 12(g) of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling security holder will be able to advise the stockholder as to which states have an exemption for secondary sales of our common stock.

Any person who purchases shares of our common stock from a selling security holder pursuant to this Prospectus, and who subsequently wants to resell such shares will also have to comply with blue sky laws regarding secondary sales.

When this Registration Statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether he will need to register or may rely on an exemption from registration.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of January 23, 2012 there were 15,600,000 issued and outstanding shares of our common stock held by 42 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Experts

Our audited financial statements for the 12 month periods ended January 31, 2011 and January 31, 2010 have been included in this Prospectus in reliance upon Dale Matheson Carr-Hilton Labonte LLP, an independent registered public accounting firm, as experts in accounting and auditing.

DESCRIPTION OF BUSINESS

Forward-Looking Statements

This Prospectus contains forward-looking statements. To the extent that any statements made in this report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects”, “plans”, “will”, “may”, “anticipates”, “believes”, “should”, “intends”, “estimates” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, our ability to raise additional capital to finance our activities; the effectiveness, profitability and marketability of our products; legal and regulatory risks associated with the share exchange; the future trading of our common stock; our ability to operate as a public company; our ability to protect our intellectual property; general economic and business conditions; the volatility of our operating results and financial condition; our ability to attract or retain qualified personnel; and other risks detailed from time to time in our filings with the SEC, or otherwise.

General Overview

We were incorporated in the State of Nevada on February 2, 2005. Our original business plan was to develop fuel cell technology and to produce fuel cells in China suitable for small vehicles, such as indoor forklifts, scooters, underwater equipment (eg. shallow underwater sightseeing submarines) that require a small size, longevity of use and silent operation. During fiscal 2008 we abandoned our original business plan because we were unable to raise sufficient financing. Following the abandonment of our original business plan, our management’s focus was the identification and evaluation new business and financing opportunities in an effort to ensure the survival of our Company and to preserve our shareholders’ investment in our common shares.

On July 15, 2010, we entered into an Option Agreement whereby we acquired the right to purchase a 100% interest in the Proteus Property located near Cobalt, Ontario, an area known historically for the production of silver ore and more recently, diamond prospecting. However, there are currently no operational silver mines in the area and there has been no commercial production of diamonds in the area to date. The Proteus Property consists of three mineral claims comprised of nine units. In order to acquire the property pursuant to the agreement, we must make the following cash payments and incur the following amounts on exploration and development:

a)	$25,000 upon the execution of the agreement (paid);
b)	an additional $25,000 cash and incur $75,000 in exploration expenditures by July 15, 2011(paid) ;
c)	an additional $25,000 cash and incur an additional $100,000 in exploration expenditures by July 15, 2012; and
d)	incur an additional $150,000 in exploration expenditures by July 15, 2013.

The Proteus Property is subject to a 2% Net Smelter Royalty, which our company has the right to purchase in 25% increments for $500,000, on or before 12 months from the date of entering into production. Pursuant to section 5.01 and 5.02 of the Option Agreement, we will hold the property in trust for the Optionor until the option is exercised or terminated. If we fail to make any of the above described payments or expenditures in accordance with the applicable deadlines the Optionor will have the right to provide us with a notice of default. If we fail to cure our default within a 60 day period following the notice of default, the Option Agreement will terminate, we will lose our right to acquire the property, and any funds spent by us in respect of the Option Agreement will be lost.

No known mineral reserve exists on the Proteus Property and, the probability of discovering a mineral reserve on the property is extremely remote. Accordingly, there is a high likelihood that any funds spent by us to explore the property will be lost. With the exception of certain early stage diamond drilling carried out by Proteus Resources Inc. in the 1980s, we are not aware of any exploration activities on the property prior to our acquisition of an option to purchase the claims. To our knowledge, the diamond drilling that was performed was not sufficiently advanced to warrant the production of any metallurgical or engineering report in respect of the property and we are not aware of any such report. The previous drilling did result in the production of a geological report in 1986 which we received prior to entering into the Option Agreement.

As a result of our entering into the Option Agreement for the Proteus Property, we became a mineral exploration company and now endeavor to implement an exploration program for the Proteus Property commencing in the fall of 2011. Currently, however, we maintain nominal operations and are seeking additional sources of financing or collaborators to further the development of our business plan. If we are unable to secure additional financing, we will be forced to delay, scale back, or eliminate our anticipated exploration program, or revise our business plan, which may cause our business to fail.

On January 12, 2011, we issued an aggregate of 12,000,000 shares of our common stock at a price of $0.00833 per share, to 10 non U.S. persons (as that term as defined in Regulation S of the Securities Act of 1933), relying on Regulation S and/or Section 4(2) of the Securities Act of 1933 pursuant to the closing of a private placement, for aggregate gross proceeds of $99,960.

Most recently, on July 18, 2011, we issued 100,000 shares of our common stock at a price of $1 per share to 1 non U.S. person for aggregate gross proceeds of $100,000.  The issuance made in reliance on Regulation S of the Securities Act of 1933.

Competition

We are a exploration stage mineral resource exploration company. We compete with other mineral resource exploration companies for financing and for the acquisition of new mineral properties. Many of the mineral resource exploration companies with whom we compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties. In addition, they may be able to afford more geological expertise in the targeting and exploration of mineral properties. This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration. This competition could adversely impact on our ability to finance further exploration and to achieve the financing necessary for us to develop our mineral properties.

Compliance with Government Regulation

We are committed to complying with and are, to our knowledge, in compliance with, all governmental and environmental regulations applicable to our company and our properties. Permits from a variety of regulatory authorities may be required for many aspects of mine operation and reclamation. We cannot predict the extent to which these requirements will affect our company or our properties if we identify the existence of minerals in commercially exploitable quantities. In addition, future legislation and regulation could cause additional expense, capital expenditure, restrictions and delays in the exploration of our properties.

Exploration Plans and Permits under the Mining Act (Ontario)

The primary source of regulation governing our mineral exploration activities on the Proteus Property is propagated pursuant to the Mining Act (Ontario) and administered by Ministry of Northern Development, Mines and Forestry (Ontario). The Mining Act regulation requires us to submit an exploration plan or to obtain an exploration permit prior to carrying out prescribed exploration activities. Exploration plans are required for low impact activities, while moderate impact activities require an exploration permit. The regulations classify exploration activities as low or moderate, according to their impact on the land. Generally, any activities that intrude on the land base, or that require the use of heavy, mechanized equipment or explosives are characterized as moderate impact and require a permit. Meanwhile, prospectors and mining companies wanting to undertake lower impact activities must first submit exploration plans and abide by related rules set out in regulations.

This graduated regulatory system for exploration activities is designed to take into account impacts on Aboriginal and land treaty rights, environmental concerns and the interests of private surface rights owners. The government ensures that information regarding proposed exploration activities is be shared with potentially impacted Aboriginal communities and private surface rights owners before activities subject to a permit or plan begin. Aboriginal communities have an opportunity to provide input as to how these activities may impact their Aboriginal and treaty rights. Property owners will also have an opportunity to provide input as to how these activities may impact their interests. Exploration permits may include specific terms and conditions so that the proposed work takes into account particular circumstances, including impacts on Aboriginal and treaty rights, environmental concerns and the interests of private surface right owners. The surface rights related to the Proteus Property are presently divided among several parties, including private owners and the Federal Government of Canada.

We have not required and will not require exploration permits to carry out any of the exploration work that we have planned or executed for our Phase 1 exploration program during the 12 months beginning February 1, 2011. This work includes line-cutting, surveying, and light road work. We have submitted an exploration plan and secured the approval of the Ministry of Northern Development. Mines and Forestry as required to carry out this work. However, we will require work permits for some components of our planned Phase 2 exploration program, such as road excavation, power stripping, diamond drilling and the mobilization, and demobilization of heavy equipment for those purposes. We intend to submit an exploration plan and permit application for activities requiring a permit during the winter of 2011-2012 in preparation for road work and equipment mobilization in the spring of 2012. The duration of the review process for obtaining approvals and permits varies and generally lasts 30 to 90 days from the date of submission. The duration of the review process may be longer where the interests of third party stakeholders must be considered. We are not aware of any third party interests which may impede our ability to obtain a work permit in respect of the Proteus Property.

Claim Assessment and Lease Requirements under the Mining Act (Ontario).

The recorded holder of an unpatented mining claim does not own the land and has no title (permitting mineral extraction) until a lease is granted. However, mining claims can be kept in good standing indefinitely by performing yearly assessment work requirements or by paying fees in lieu of work requirements. Currently, a minimum of $400 of assessment work per 16 hectare claim unit per year is required to be reported or an equivalent fee paid to the Ministry of Northern Development, Mines and Forestry. Minimum annual assessment work of approximately $10,500 or payment in lieu of work is required in order to maintain the Proteus Property in its current configuration.

If we wish to extract minerals from the Proteus Property we are required to convert our claims into leases. A claimholder has the legislative right to obtain a mining lease by doing cumulative assessment work valued at $4400 per 16 hectare claim unit or by paying an equivalent fee. The fee for a mining lease is approximately $3 per hectare per year for mining and surface rights. A lease is valid for 21 years and renewals may be given. The Ministry has no discretion to refuse a mining lease, however operations under a lease are subject to work plan and permitting requirements similar to those described above for operations on a claim. Work plan and permitting approvals give consideration to environmental impact and third party stakeholder interests in the property and may be limited accordingly. Surface rights holders whose interests are materially impacted may be obligated to sell their property or may opt to receive compensation for damages.

Research and Development Expenditures

We have not incurred any research and development expenditures over the past two fiscal years.

Employees

Currently, we do not have any employees. Additionally, we have not entered into any consulting or employment agreements with our president, chief executive officer, treasurer, secretary or chief financial officer. Our directors, executive officers and certain contracted individuals play an important role in the running of our company. We engage contractors from time to time to consult with us on specific corporate affairs or to perform specific tasks in connection with our exploration programs.

Presently, we rely on the services and expertise of a single consultant, Blackstone Development Inc., a mineral exploration consulting firm based in Cobalt, Ontario, for the purposes of carrying out exploration and management of our mineral claims. Blackstone’s services are provided to us on an as needed basis. Blackstone’s president and sole shareholder, Mr. Gino Chitaroni, is also the registered holder of the Proteus Property and the Optionor of the property pursuant to our July 15, 2010 option agreement for the Proteus Property. The claims making up the Proteus Property were staked by a Thomas Von Cardinal and recorded in Mr. Chitaroni’s name upon initial recording, with the exception of Claim No. 4242314 which was transferred to Mr. Chitaroni and recorded in his name on April 26, 2011. To date, we have paid approximately $75,000 in the aggregate to Blackstone for consulting services rendered in respect of the Proteus Property.

We also rely on the non-exclusive services of consultants for day to day book keeping and accounting purposes. We do not expect any material changes in the number of employees over the next 12 month period. We do and will continue to outsource contract employment as needed.

Subsidiaries

We do not have any subsidiaries.

Intellectual Property

We do not own, either legally or beneficially, any patent or trademark, and have not registered any rights for protection under copyright.

Description of Property

Executive Offices

As of the date of this Prospectus, our executive and administrative offices are located at 3702 South Virginia Street, Suite G12-401, Reno, NV 89502. Our telephone number is (202) 470-4608.

Mineral Properties

On July 15, 2010, we entered into an Option Agreement whereby we acquired the right to purchase a 100% interest in the Proteus Property located near Cobalt, Ontario, an area known historically for the production of silver ore and more recently, diamond prospecting. However there are currently no operational silver mines in the area, and there has been no commercial production of diamonds in the area to date. The Proteus Property consists of three mineral claims comprised of nine units. In order to acquire the property pursuant to the agreement, we must make the following cash payments and incur the following amounts on exploration and development:

a)	$25,000 upon the execution of the agreement (paid);
b)	an additional $25,000 cash and incur $75,000 in exploration expenditures by July 15, 2011(paid) ;
c)	an additional $25,000 cash and incur an additional $100,000 in exploration expenditures by July 15, 2012; and
d)	incur an additional $150,000 in exploration expenditures by July 15, 2013.

The Proteus Property is subject to a 2% Net Smelter Royalty, which our company has the right to purchase in 25% increments for $500,000, on or before 12 months from the date of entering into production. Pursuant to section 5.01 and 5.02 of the Option Agreement, we will hold the property in trust for the Optionor until the option is exercised or terminated. If we fail to make any of the above described payments or expenditures in accordance with the applicable deadlines the Optionor will have the right to provide us with a notice of default. If we fail to cure our default within a 60 day period following the notice of default, the Option Agreement will terminate, we will lose our right to acquire the property, and any funds spent by us in respect of the Option Agreement will be lost.

No known mineral reserve exists on the Proteus Property and the probability of the property discovering a mineral reserve on the property is extremely remote. Accordingly, there is a high likelihood that any funds spent by us to explore the property will be lost.

Claim History

The Proteus Property consists of three claims with a total of nine claim units. Each claim unit consists of approximately 16 hectares or 39.5 acres. There are 144 hectares or approximately 356 acres in the aggregate. According to the public records of the Ministry of Northern Development, Mines and Forestry (Ontario), the claim units were staked by a Thomas Von Cardinal and recorded in Mr. Gino Chitaroni’s name upon initial recording, with the exception of Claim No. 4242314 which was transferred to Mr. Chitaroni and recorded in his name on April 26, 2011. With the exception of certain early stage diamond drilling carried out by Proteus Resources Inc. in the 1980s, we are not aware of any exploration activities on the property prior to our acquisition of an option to purchase the claims. To our knowledge, the diamond drilling that was performed was not sufficiently advanced to warrant the production of any metallurgical or engineering report in respect of the property and we are not aware of any such report. The previous drilling did result in the production of a geological report in 1986 which we did receive prior to entering into the Option Agreement. The following table sets out the relevant information with respect to the registration and exploration history of the claims:

Claim No.	Date Staked	Date Recorded	Claim Units	Township/Area	Claim Renewal Date/Work Deadline	Work Required	Total Work Performed*
4242314	June 3, 2009	June 19, 2009	1	LORRAIN	June 19, 2013	$59	$1,141
4248745	June 11, 2010	July 8, 2010	1	LORRAIN	July 8, 2014	$59	$1,141
4248871	May 2, 2010	May 18, 2010	7	LORRAIN	May 18, 2014	$405	$7,995

*Represents work performed by us in June, 2011.

Location and Access

The Proteus Property is located in Lorrain Township, in the District of Timiskaming, Ontario. Canada. There are a total of three claims which together make up approximately 356 acres of land. The claims include all surface rights, although surface rights to adjacent lands are divided amongst several parties, including the federal government. Access to the property is made from Highway 11B in North Cobalt, Ontario, at which point one travels approximately 2.5 kilometers southeast on High 567 until a gravel service road is reached. This leads to the former Silverside Resources ramp and the Proteus Property. Travelling south on the road one comes to the Proteus core shack at approximately 2.2 kilometers. The property boundary is located within 2 kilometers further south along the road.

Many rough drill roads run across the property making it accessible by foot, ATV or snowmobile depending on the season. Should further development of the property be required, it is closely located to roads and towns, namely Cobalt, Haileybury, and NewLiskeard, Ontario, where mine supplies and milling services are available.

Regional Geology

The Cobalt area consists of three main rock types: Keewatin Volcanics, Huronian Sediments, and Nipissing Diabase. Historically silver has been found in all three, occurring as short veins which pinch and swell for a few tenths of an inch to over a foot in width.

The oldest rocks are the Keewatin greenstones and interflow sediments. These are steeply dipping with a general east-west trend. Rock type varies a great deal throughout the region from basalt to rhyolite as flows and pyroclastic units. The volcanics are overlain by relatively flat lying Cobalt Series Sediments. These consist of conglomerate, greywacke, quartzite, and argillite. Deformation within these units is quite minimal.

Both the volcanic and Sediments are cut by the flat lying Keeweenawan aged Nipissing Diabase Sill which creates arches and basins as it slices through the other rock types.

Extensive faulting characterizes the region with a series of northwest trending rift faults dominating. They are the Lake Temiskaming Fault, the McKenzie Fault, and the Cross Lake Fault. Locally, many other smaller faults of various orientations, and particularly faults of an older age, may be present.

Exploration Program for 2011and 2012

Our exploration program and budget for fiscal 2011 and fiscal 2012 are described in the following tables:

Estimated Exploration Expenses For the Twelve Month Period
Beginning February 1, 2011

Phase One*
Line-Cutting		$16,000
VLF-EM Geophysical Surveying		$3,500
Magnetic Geophysical Surveying		$3,500
IP-EM Geophysical Surveying		$32,000
Reports Drafting and Maps		$1,500
Road Access Brush Trimming		$4,000
	$
	$
	$
	$
Field Assistant/Prospector (4 Months)		$7,500
Geologist (4 months)		$20,000
Summary Report		$3,000
Subtotal		$91,000

Option Payment (June 15, 2011)		$25,000

Total		$$124,000

Estimated Exploration Expenses For the Twelve Month Period
Beginning February 1, 2012

Phase Two*
Excavation (Road)	$4,000
Grading	$1,000
Power Stripping and Power Washing (Road)	$10,000
Mobilization/Demobilization of Heavy Equipment	$7,500
Field Assistant/Prospector (4 Months)	$7,500
Geologist (4 months)	$20,000
Diamond Drilling (10 Drill Holes at 100 meters)	$300,000
Subtotal	$350,000

Option Payment (June 15, 2011)	$25,000

Total	$375,000

We are required to conduct annual assessment exploration work on the Proteus Property or to pay fees to maintain the unpatented mining claims in good standing with the Ontario provincial government. Minimum annual assessment work of approximately $10,500 or the payment equivalent fees are required given the current configuration of the property. Fees will increase or decrease if claims are dropped or additional claims staked. Please see the above section entitled “Compliance with Government Regulation” for a description of applicable maintenance requirements and fees. During the 12 month period beginning February 1, 2011, we satisfied our $25,000 option payment obligation and carried out the following Phase 1 exploration work on the Proteus Property:

  Line cutting of a surface control grid followed by several geophysical surveys including: a Magnetometer (Walkmag) survey and three Electromagnetic surveys: (i) a VLF-EM (very low frequency); (ii) a HLEM (maximum/minimum frequency); and (iii) a detailed IP-EM (Induced Polarization); all of which together are designed to pick up massive to disseminated sulphide mineralzation and faults that may contain possible economic concentrations of metals, chiefly consisting of gold, silver-cobalt or base metals such as copper, lead, or zinc.

  Road access improvement work including brush trimming, and cleaning of the road bed.

The cost of the above described completed exploration work was approximately $75,000. The work was performed by Blackstone Development Inc., a geological consulting firm owned and controlled by the Optionor of the Proteus Property, Mr. Gino Chitaroni. The purpose of the Phase 1 exploration program is to find favorable geophysical anomalies and conductors and to prioritize them into potential targets that may warrant diamond drilling to identify the type of mineralization and concentration of metals present. The work conducted was also in satisfaction of our $75,000 work requirement for 2011 under our Option Agreement with Mr. Chitaroni.

As at January 23, 2012 we are assessing the results of our Induced Polarization survey along with the accompanying data presentation and logistics reports for our various surveys. Subject to our assessment of these reports, we intend to extend Phase 1 of our exploration program by conducting additional surveying during the spring of 2012 over a two week period at an anticipated cost of approximately $20,000.

If warranted by the results of Phase 1, we intend to commence Phase 2 of our exploration program in the spring or summer of 2012 with the goal of testing for, and outlining, potential mineralization. Phase 2 will consist of access road work and diamond drilling between 3 to 10 drill holes at a depth of approximately 100 meters beginning in the spring of 2012 over a period of 3 to 6 weeks. We anticipate that the cost of the proposed drilling work will be between $200 and $350,000 dollars, depending on the extent of the work undertaken and the number of holes drilled, if any. This estimate includes costs of road work (stripping, excavating, power stripping), heavy equipment mobilization, labor, and drilling costs.

At present, our cash requirements for the next 12 months (beginning February 1, 2011) outweigh the funds available to complete our planned exploration programs. As at October 31, 2011, we had $no cash on hand and a working capital deficit of $113,266. As of January 23, 2012 we had approximately $58,000 cash on hand. Accordingly, we estimate that we will be required to raise approximately $560,000 for the completion of our Phase 1 and Phase 2 exploration programs. This estimate includes allocations for exploration expense, option payments, and general operating expenses. Details of our general operating expenses are discussed on page [] of this prospectus in the paragraph entitled Cash Requirements contained in Management's Discussion and Analysis of Financial Position and Results of Operations. If we are unable to raise sufficient financing we will be required to defer or scale back our planned exploration activities. In order to improve our liquidity, we plan to pursue additional equity financing from private investors or possibly a registered public offering, however we do not currently have any definitive arrangements in place for the completion of any further financings and there is no assurance that we will be successful in completing any further financings. If we are unable to achieve the necessary additional financing, then we plan to reduce the amounts that we spend on our business activities and administrative expenses in order to be within the amount of capital resources that are available to us. To that end, we estimate that the cost of maintaining basic corporate operations will be approximately $3,500 per month. This includes the cost of satisfying our public reporting requirements. Owing to our current cash position we estimate that we have sufficient cash to sustain our current operations through fiscal 2012. To date we have relied on private placements of our common stock and intermittent interest free loans from our sole director and officer in order to sustain our basic, minimum operating expenses; however, we cannot guarantee that we will secure any further private placements or that our sole officer and director with provide us with any future loans. On December 19, 2011 we entered into a private placement subscription agreement with one non-U.S. investor for the purchase of 140,000 of our common shares at a price of $0.050 per share or $70,000 in the aggregate. As at January 23, 2012, we have received the subscription funds in respect of the transaction but no shares have been issued.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, executive officers or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our shares of common stock were listed on the OTC Bulletin Board on August 21, 2006 under the trading symbol “ITVA”. On June 19, 2009 our symbol was removed from the OTC Bulletin Board for failure to file. Subsequently, there has been no public market for our common stock.

Holders

Our shares are issued in registered form. Pacific Stock Transfer Inc., 500 E Warm Springs Road, Las Vegas, NV 89119 (Telephone: (702) 361-3033; Facsimile: (702) 433-1979) is the registrar and transfer agent for our common shares.

On July 29, 2011, our shareholders' list showed 42 registered shareholders and 15,600,000 common shares outstanding.

Dividends

We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future. Although there are no restrictions that limit the ability to pay dividends on our common shares, our intention is to retain future earnings for use in our operations and the expansion of our business.

Equity Compensation Plans

To date we have not adopted any equity compensation plan for the compensation of our directors, officers, employees or consultants.

FINANCIAL STATEMENTS

Our unaudited financial statements for the six month period ended July 31, 2011 and our audited financial statements for the fiscal years ended January 31, 2011 and January 31, 2010 are included in this prospectus. . Our financial statements are prepared in accordance with United States generally accepted accounting principles and are stated in United States Dollars (US$). The financial statements appear beginning on page F-1.

INTERVIA INC.
(A Development Stage Company)
FINANCIAL STATEMENTS
October 31, 2011
(Unaudited)

INTERVIA INC.
(A Development Stage Company)
BALANCE SHEETS
(Unaudited)

	October 31,	January 31,
	2011	2011

ASSETS

CURRENT ASSETS
Cash	$-	$33,908
Prepaids	1,352	-

	1,352	33,908

RESOURCE PROPERTY (Note 2)	50,000	25,000

TOTAL ASSETS	$51,352	$58,908

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$27,645	$14,166
Due to related party (Note 3)	86,973	77,943

TOTAL LIABILITIES	114,618	92,109

STOCKHOLDERS’ DEFICIT
Capital stock (Note 4) Authorized 75,000,000 common shares, $0.001 par value, Issued and outstanding 15,600,000 common shares (January 31, 2011 – 3,500,000)	15,600	3,500
Subscription received in advance	-	99,960
Additional paid in capital	258,860	71,000
Deficit accumulated during the development stage	(337,726)	(207,661)

TOTAL STOCKHOLDERS’ DEFICIT	(63,266)	(33,201)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$51,352	$58,908

The accompanying notes are an integral part of these financial statements

INTERVIA INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
(Unaudited)

					Cumulative
					from February
	Three	Three	Nine	Nine	2, 2005 (Date
	months ended	months ended	months ended	months ended	of Inception) to
	October 31,	October 31,	October 31,	October 31,	October 31,
	2011	2010	2011	2010	2011

Expenses
Donated service	$-	$-	$-	$-	$4,500
Exploration (Note 2)	60,814	-	73,648	-	73,648
Office	-	-	-	-	2,906
Professional fees	17,593	6,691	46,547	11,106	241,051
Transfer and filing fees	2,902	657	9,870	657	15,621

Net loss	$81,309	$7,348	$130,065	$11,763	$337,726

Loss per share – basic and diluted	(0.01)	(0.00)	(0.01)	(0.00)

Weighted average number of shares outstanding - basic and diluted	15,542,391	3,500,000	14,107,692	3,500,000

The accompanying notes are an integral part of these financial statements

INTERVIA INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
(Unaudited)

			Cumulative
			from
			February 2,
	Nine	Nine	2005 (Date of
	months	months	Inception)
	ended	ended	to
	October 31,	October 31,	October 31,
	2011	2010	2011
Operating Activities
Net loss	$(130,065)	$(11,763)	$(337,726)
Item not requiring use of cash
Donated capital	-	-	4,500

Adjustments to reconcile net loss to net cash used by operating activities:

Increase in prepaids	(1,352)	-	(1,352)
Increase (decrease) in accounts payable and accrued liabilities	13,479	(9,037)	27,645

Net cash used in operating activities	(117,938)	(20,800)	(306,933)

Financing Activities
Due to related party	9,030	99,960	86,973
Issuance of common shares	100,000	-	269,960

Net cash provided by financing activities	109,030	99,960	356,933

Investing Activity
Resource property	(25,000)	(25,000)	(50,000)

Net cash used in investing activity	(25,000)	(25,000)	(50,000)

Change in cash	(33,908)	54,160	-

Cash, beginning	33,908	-	-

Cash, ending	$-	$54,160	$-

Supplemental cash flow information:

During the nine month period ended October 31, 2011, the Company reallocated $99,960 from subscriptions received in advance to capital stock and additional paid in capital, for the issuance of 12,000,000 shares of common stock (Note 4).

Cash paid for interest	$-	$-	$-

Cash paid for income taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements

INTERVIA INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
October 31, 2011
(Unaudited)

1.	BASIS OF PRESENTATION

Unaudited Interim Financial Statements

The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the rules and regulations of the Securities and Exchange Commission. They do not include all information and footnotes required by United States generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there has been no material changes in the information disclosed in the notes to the financial statements for the year ended January 31, 2011 included in the Company’s Form 10-K filed with the Securities and Exchange Commission. The unaudited interim financial statements should be read in conjunction with those financial statements included in the Form 10-K. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the nine months ended October 31, 2011 are not necessarily indicative of the results that may be expected for the year ending January 31, 2012.

Management has evaluated events occurring between the end of the nine months period ended October 31, 2011 to the date when the financial statements were issued.

2.	RESOURCE PROPERTY

Proteus Property

On July 15, 2010, the Company entered into an Option Agreement that would provide for the purchase of a 100% interest in the Proteus Property. The Proteus Property is located near Cobalt, Ontario.

To complete the option, the agreement requires the Company to make the following payments and incur the following amounts on exploration and development:

	a)	$25,000 upon the execution of the agreement (paid);

	b)	an additional $25,000 cash (paid) and incur $75,000 in exploration expenditures (of which the Company has prepaid $1,352 and incurred $73,648) by July 15, 2011;

	c)	an additional $25,000 cash and incur an additional $100,000 in exploration expenditures by July 15, 2012; and

	d)	incur an additional $150,000 in exploration expenditures by July 15, 2013.

The property is subject to a 2% Net Smelter Royalty, which the Company has the right to purchase in 2.5% increments for $500,000, on or before 1 year from the date of production.

INTERVIA INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
October 31, 2011
(Unaudited)

2.	RESOURCE PROPERTY (Cont’d)

To October 31, 2011, the Company has incurred the following on its resource property:

	October 31,	January 31,
	2011	2011
Acquisition cost	$50,000	$25,000
Exploration costs, beginning of period	$-	$-
Exploration	73,648	-
Exploration costs, end of period	$73,648	$-

3.	RELATED PARTY TRANSACTIONS

Amount due to related party at October 31, 2011 and January 31, 2011 is non-interest bearing, unsecured and with no fixed terms of repayment.

All related party transactions are measured at the exchange amount which is the amount of consideration agreed to by the related parties.

4.	COMMON STOCK

In October 2005, the Company issued 3,500,000 shares of common stock at a price of $0.02 per share for total proceeds of $70,000.

In March 2011, the Company issued 12,000,000 shares of common stock at a price of $0.00833 per share for total proceeds of $99,960, which was recorded in subscriptions received in advance at January 31, 2011.

On September 22, 2011, the Company issued 100,000 shares of common stock at a price of $1.00 per share for total proceeds of $100,000.

At October 31, 2011 and January 31, 2011, the Company had no issued or outstanding stock options or warrants.

INTERVIA INC.
(An Exploration Stage Company)
FINANCIAL STATEMENTS
January 31, 2011

(Stated in US Dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Intervia, Inc.

We have audited the accompanying balance sheets of Intervia, Inc. (an exploration stage company) as of January 31, 2011 and 2010 and the related statements of operations, stockholders’ deficit and cash flows for the years then ended and for the period from February 2, 2005 (inception) to January 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, these financial statements present fairly, in all material respects, the financial position of Intervia, Inc. as of January 31, 2011 and 2010 and the results of its operations and its cash flows for the years then ended and for the period from February 2, 2005 (inception) to January 31, 2011 in accordance with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated revenues since inception, has incurred losses in developing its business, and further losses are anticipated. The Company requires additional funds to meet its obligations and the costs of its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

“DMCL”
DALE MATHESON CARR-HILTON LABONTE LLP
May 2, 2011	CHARTERED ACCOUNTANTS
Vancouver, Canada

INTERVIA INC.
(An Exploration Stage Company)
BALANCE SHEETS
(Stated in US Dollars)

	January 31,	January 31,
	2011	2010

ASSETS

CURRENT ASSETS
Cash	$33,908	$-

	33,908

RESOURCE PROPERTY (Note 3)	25,000	-

TOTAL ASSETS	$58,908	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$14,166	$27,631
Due to related party (Note 4)	77,943	74,529

	92,109	102,160

STOCKHOLDERS’ DEFICIT
Capital stock (Note 5)
Authorized 75,000,000 common shares, $0.001 par value,
Issued and outstanding 3,500,000 common shares (January 31, 2010 – 3,500,000)	3,500	3,500
Subscription received in advance (Note 5)	99,960	-
Additional paid-in capital	71,000	71,000
Deficit accumulated during the exploration stage	(207,661)	(176,660)

TOTAL STOCKHOLDERS’ DEFICIT	(33,201)	(102,160)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$58,908	$-

Going concern contingency (Note 1)
Subsequent event (Note 8)

The accompanying notes are an integral part of these financial statements

INTERVIA INC.
(An Exploration Stage Company)
STATEMENTS OF OPERATIONS
(Stated in US Dollars)

			February 2, 2005
	Year	Year	(Date of
	ended	ended	Inception)
	January 31,	January 31,	to January 31,
	2011	2010	2011

Operating expenses
Donated service	$-	$-	$4,500
Office expenses	-	-	2,906
Professional fees	28,215	18,498	194,504
Transfer and filing fees	2,786	357	5,751

Net loss	$(31,001)	$(18,855)	$(207,661)

Loss per share – basic and diluted	$(0.01)	$(0.01)

Weighted average number of shares outstanding – basic and diluted	3,500,000	3,500,000

The accompanying notes are an integral part of these financial statements

INTERVIA INC.
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS’ DEFICIT
(Stated in US Dollars)

					Deficit
					Accumulated
			Additional	Subscription	During the
	Common Stock		Paid-in	received	Exploration
	Number	Par Value	Capital	in advance	Stage	Total
Balance, February 2, 2005, (Date of Inception)	-	$-	$-	$-	$-	$-
Capital stock issued for cash at $0.02 per share, October 30, 2005 (Note 5)	3,500,000	3,500	66,500		-	70,000
Net loss	-	-	-	-	(4,013)	(4,013)
Balance, January 31, 2006	3,500,000	3,500	66,500	-	(4,013)	65,987
Donated services	-	-	4,500	-	-	4,500
Net loss	-	-	-	-	(78,772)	(78,772)
Balance, January 31, 2007	3,500,000	3,500	71,000	-	(82,785)	(8,285)
Net loss	-	-	-	-	(33,845)	(33,845)
Balance, January 31, 2008	3,500,000	3,500	71,000	-	(116,630)	(42,130)
Net loss	-	-	-	-	(41,175)	(41,175)
Balance, January 31, 2009	3,500,000	3,500	71,000	-	(157,805)	(83,305)
Net loss	-	-	-	-	(18,855)	(18,855)
Balance, January 31, 2010	3,500,000	3,500	71,000	-	(176,660)	(102,160)
				99,960		99,960
Net loss					(31,001)	(31,001)
Balance, January 31, 2011	3,500,000	$3,500	$71,000	$99,960	$(207,661)	$(33,201)

The accompanying notes are an integral part of these financial statements

INTERVIA INC.
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
(Stated in US Dollars)

			February 2,
			2005
	Year	Year	(Date of
	ended	ended	Inception) to
	January 31,	January 31,	January31,
	2011	2010	2011

Operating Activities
Net loss	$(31,001)	$(18,855)	$(207,661)
Item not requiring use of cash
Donated capital	-	-	4,500

Changes in working capital:
Increase (decrease) in accounts payable and accrued liabilities	(13,465)	12,496	14,166

Net cash used in operating activities	(44,466)	(6,359)	(188,995)

Financing Activities
Due to related party	3,414	6,359	77,943
Subscription received in advance	99,960	-	99,960
Issuance of common shares	-	-	70,000

Net cash provided by financing activities	103,374	6,359	247,903

Investing Activity
Acquisition of resource property	(25,000)	-	(25,000)

Net cash used in investing activity	(25,000)	-	(25,000)

Increase in cash	33,908	-	33,908

Cash, beginning	-	-	-

Cash, ending	$33,908	$-	33,908

Supplemental cash flow information

Cash paid for interest	$-	$-	-

Cash paid for income taxes	$-	$-	-

The accompanying notes are an integral part of these financial statements

INTERVIA INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
January 31, 2011
(Stated in US Dollars)

1. NATURE OF BUSINESS

Intervia, Inc. (the “Company”) was incorporated in the State of Nevada on February 2, 2005. The Company was previously in the business of developing fuel cell products in China. During fiscal 2008, the Company suspended the development of their fuel cell products due to lack of access to sufficient additional financing. The Company is currently engaged in the acquisition and exploration of mineral properties.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As of January 31, 2011, the Company has not yet achieved profitable operations and has accumulated a deficit of $207,661 since inception. Its ability to continue as a going concern is dependent upon the ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time which raises substantial doubt that the Company will be able to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. Management is also aware that material uncertainties exist, related to current economic conditions, which could cast doubt about the entity’s ability to continue to finance its activities. It is expected that the Company will incur further losses in the development of its business, all of which casts substantial doubt about the Company’s ability to continue as a going concern.

2. SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and are expressed in U.S. dollars, the Company’s functional currency.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could materially differ from those estimates and assumptions. Significant areas requiring the use of management estimates relate to the expected tax rates for future income tax recoveries and determining the fair values of financial instruments and the carrying value of the resource property.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company accounts for uncertainty in income taxes by prescribing the recognition threshold that a tax position is required to meet before any part of the benefit of that position may be recognized in the financial statements.

INTERVIA INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
January 31, 2011
(Stated in US Dollars)

2. SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Basic and Diluted Loss per Share

Basic loss per share is computed using the weighted average number of common shares outstanding during the year. Diluted earnings per share reflect the potential dilution that could occur if potentially dilutive securities were exercised or converted to common stock. The dilutive effect of options and warrants and their equivalent is computed by application of the treasury stock method and the effect of convertible securities by the “if converted” method. For the years presented, all convertible securities are anti-dilutive. Accordingly, diluted loss per share is not presented.

Financial Instruments

The carrying value of the Company’s financial instruments, consisting of cash, accounts payable and amounts due to related party approximates their fair value due to the short maturity of such instruments. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. (Note 7)

Stock-based Compensation

The Company uses the Black-Scholes option-pricing model to determine the grant date fair-value of stock-based awards under Accounting Standards Codification (“ASC”) 718, Compensation – Stock Compensation. The fair value is recorded in income depending on the terms and conditions of the award, and the nature of the relationship of the recipient of the award to the Company. The Company records the grant date fair value in income in line with the period over which it was earned. For employees and management this is typically considered to be the vesting period of the award. For consultants the fair value of the award is recorded in income over the term of the service period, and unvested amounts are revalued at each reporting period over the service period.

Recent Accounting Pronouncements

In January 2010, the Financial Accounting Standard Board (“FASB”) issued Accounting Standards Update (“ASU “) 2010-06, Improving Disclosures about Fair Value Measurements, which is included in the ASC Topic 820 (Fair Value Measurements and Disclosures). ASU 2010-06 requires new disclosures on the amount and reason for transfers in and out of Level 1 and 2 fair value measurements. ASU 2010-06 also requires disclosures of activities, including purchases, sales, issuances, and a settlement within Level 3 fair value measurements and clarifies existing disclosure requirements on levels of disaggregation and disclosures about inputs and valuation techniques. ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009 except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The implementation of the adoption of ASU 2010-06 did not have a material impact on the Company’s financial statements.

In February 2010, the FASB issued ASU 2010-09, "Subsequent Events (Topic 855) Amendments to Certain Recognition and Disclosure Requirements". The amendment eliminates the requirement for SEC filers to disclose the date through which subsequent events have been evaluated. This standard had no impact on the Company's financial statements.

INTERVIA INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
January 31, 2011
(Stated in US Dollars)

2. SIGNIFICANT ACCOUNTING POLICIES (cont’d)

There are several new accounting pronouncements issued by FASB which are not yet effective. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe any of these accounting pronouncements has had or will have a material impact on the Company's financial position or operating results.

3. RESOURCE PROPERTY

On July 15, 2010, the Company entered into an Option Agreement to purchase a 100% interest in the Proteus Property. The Proteus Property is located near Cobalt, Ontario.

To complete the option, the agreement requires the Company to make the following payments and incur the following amounts on exploration and development:

a) $25,000 upon the execution of the agreement (paid);

b) an additional $25,000 cash and incur $75,000 in exploration expenditures by July 15, 2011 (paid);

c) an additional $25,000 cash and incur an additional $100,000 in exploration expenditures by July 15, 2012; and

d) incur an additional $150,000 in exploration expenditures by July 15, 2013.

The property is subject to a 2% Net Smelter Royalty, which the Company has the right to purchase in 25% increments for $500,000, on or before 12 months from the date of production.

	January 31, 2011	January 31, 2010
Acquisition cost	$25,000	$-

4. RELATED PARTY TRANSACTIONS

The $77,943 due to a related party at April 30, 2011 and January 31, 2011 is a non-interest bearing, unsecured, loan with no stated terms of repayment.

All related party transactions are in the normal course of business and measured at the exchange amount which is the amount of consideration agreed to by the parties.

5. COMMON STOCK

Subscription received in advance

At January 31, 2011, the Company had received $99,960 in advance for the issuance of 12,000,000 shares of common stock at a price of $0.00833 per share. Subsequent to January 31, 2011, these shares of common stock were issued. (Note 8)

INTERVIA INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
January 31, 2011
(Stated in US Dollars)

5. COMMON STOCK (cont’d)

Option and warrants

At January 31, 2011 and 2010, the Company had no issued or outstanding stock options or warrants.

6. INCOME TAXES

The Company is subject to United States federal and state income taxes at an approximate rate of 34%. The reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

	2011	2010
Net loss before income taxes	$(31,001)	$(18,855)
Statutory tax rate	34%	34%
Income tax recovery	(10,540)	(6,400)
Valuation allowance	10,540	6,400
	$-	$-

The amount taken into income as deferred income tax assets must reflect that portion of the income tax loss carry forwards that is more likely-than-not to be realized from future operations. The Company has chosen to provide a full valuation allowance against all available income tax loss carry forwards, regardless of their time of expiry.

The Company has not filed income tax returns since inception. Tax authorities prescribe penalties for failing to file certain tax returns and supplemental disclosures. Upon filing there could be penalties and interest assessed. Such penalties vary by jurisdiction and by assessing practices and authorities. As the Company has incurred losses since inception there would be no known or anticipated exposure to penalties for income tax liability. However, certain jurisdictions may assess penalties for failing to file returns and other disclosures and for failing to file other supplementary information associated with foreign ownership, activities, debt and equity positions. Management has considered the likelihood and significance of possible penalties associated with its current and intended filing positions and has determined, based on their assessment, that such penalties, if any, would not be expected to be material. Management’s assessment are subject to uncertainty.

No provision for income taxes has been provided in these financial statements due to the net loss for the years ended January 31, 2011 and 2010. At January 31, 2011, the Company has net operating loss carryforwards, which expire commencing in 2026. The potential tax benefit of these losses may be limited due to certain change in ownership provisions under Section 382 of the Internal Revenue Code (“IRS”) and similar state provisions.

IRS Section 382 places a limitation (the “Section 382 Limitation”) on the amount of taxable income which can be offset by net operating loss carryforwards after a change in control (generally greater than a 50% change in ownership) of a loss corporation. Generally, after a control change, a loss corporation cannot deduct operating loss carryforwards in excess of the Section 382 Limitation. Due to these “change in ownership” provisions, utilization of the net operating loss and tax credit carryforwards may be subject to an annual limitation regarding their utilization against taxable income in future periods. The Company has not concluded its analysis of Section 382 through January 31, 2011, but believes that the provisions will not limit the availability of losses to offset future income.

INTERVIA INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
January 31, 2011
(Stated in US Dollars)

7. FAIR VALUE OF FINANCIAL INSTRUMENTS

The following provides an analysis of financial instruments that are measured subsequent to initial recognition at fair value, grouped into Levels 1 to 3 based on the degree to which fair value is observable:

Level 1 - fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 - fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and

Level 3 - fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

	Level 1	Level 2	Level 3

Cash	$33,908	-	-
Accounts payable	$14,166	-	-
Due to related party	$77,943	-	-

There were no transfers between Level 1 and Level 2 during the year. The Company has no financial instruments valued in Level 3.

8. SUBSEQUENT EVENT

At January 31, 2011, the Company had received $99,960 for share subscriptions for a private placement of 12,000,000 shares at $0.00833 per share. Subsequent to January 31, 201, the Company issued the shares of common stock.

INTERVIA INC.
(A Development Stage Company)
FINANCIAL STATEMENTS
January 31, 2010
(Stated in US Dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
BALANCE SHEETS
STATEMENTS OF OPERATIONS
STATEMENT OF STOCKHOLDERS’ DEFICIT
STATEMENTS OF CASH FLOWS
NOTES TO THE FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Intervia, Inc.

We have audited the accompanying balance sheets of Intervia, Inc. (a development stage company) as of January 31, 2010 and 2009 and the related statements of operations, stockholders’ deficit and cash flows for the years then ended and for the period from February 2, 2005 (inception) to January 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, these financial statements present fairly, in all material respects, the financial position of Intervia, Inc. as of January 31, 2010 and 2009 and the results of its operations and its cash flows for the years then ended and for the period from February 2, 2005 (inception) to January 31, 2010 in accordance with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no assets, has not generated revenues since inception, has incurred losses in developing its business, and further losses are anticipated. The Company requires additional funds to meet its obligations and the costs of its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED ACCOUNTANTS
Vancouver, Canada
December 10, 2010

INTERVIA INC.
(A Development Stage Company)
BALANCE SHEETS
(Stated in US Dollars)

	January 31,	January 31,
	2010	2009

ASSETS

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$27,631	$15,135
Due to related party (Note 2)	74,529	68,170

	102,160	83,305

STOCKHOLDERS’ DEFICIT
Capital stock (Note 4)
Authorized 75,000,000 common shares, $0.001 par value,
Issued and outstanding 3,500,000 common shares (January 31, 2009 – 3,500,000)	3,500	3,500
Additional paid-in capital	71,000	71,000
Deficit accumulated during the development stage	(176,660)	(157,805)

TOTAL STOCKHOLDERS’ DEFICIT	(102,160)	(83,305)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$-	$-

Going concern contingency (Note 1)
Subsequent event (Note 6)

The accompanying notes are an integral part of these financial statements

INTERVIA INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
(Stated in US Dollars)

			February
	Year	Year	2, 2005
	ended	ended	(Inception)
	January	January	to January
	31,	31,	31,
	2010	2009	2010

Operating expenses
Donated service	$-	$-	$4,500
Office expenses	-	-	2,906
Professional fees	18,498	38,652	166,289
Transfer and filing fees	357	2,523	2,965

Net loss	$(18,855)	$(41,175)	$176,660

Basic and diluted loss per share	$(0.01)	$(0.01)

Weighted average number of shares outstanding – basic and diluted	3,500,000	3,500,000

The accompanying notes are an integral part of these financial statements

INTERVIA INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS’ DEFICIT

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-in	Development
	Number	Par Value	Capital	Stage	Total
Balance, February 2, 2005, (Date of Inception)	-	$-	$-	$-	$-
Capital stock issued for cash at $0.02 per share, October 30, 2005 (Note 4)	3,500,000	3,500	66,500	-	70,000
Net loss	-	-	-	(4,013)	(4,013)
Balance, January 31, 2006	3,500,000	3,500	66,500	(4,013)	65,987
Donated services	-	-	4,500	-	4,500
Net loss	-	-	-	(78,772)	(78,772)
Balance, January 31, 2007	3,500,000	3,500	71,000	(82,785)	(8,285)
Net loss	-	-	-	(33,845)	(33,845)
Balance, January 31, 2008	3,500,000	3,500	71,000	(116,630)	(42,130)
Net loss	-	-	-	(41,175)	(41,175)
Balance, January 31, 2009	3,500,000	3,500	71,000	(157,805)	(83,305)
Net loss	-	-	-	(18,855)	(18,855)
Balance, January 31, 2010	3,500,000	$3,500	$71,000	$(176,660)	$(102,160)

The accompanying notes are an integral part of these financial statements

INTERVIA INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
(Stated in US Dollars)

			February
			2, 2005
	Year	Year	(Inception)
	ended	ended	to
	January 31,	January 31,	January31,
	2010	2009	2010

Operating Activities
Net loss	$(18,855)	$(41,175)	$(176,660)
Item not requiring use of cash
Donated capital	-	-	4,500

Adjustments to reconcile net loss to net cash used by operating activities:	-
Increase (decrease) in accounts payable and accrued liabilities	12,496	10,865	27,631

Net cash used in operating activities	(6,359)	(30,310)	(144,529)

Financing Activities
Due to related party	6,359	30,310	74,529
Issuance of common shares	-	-	70,000

Net cash provided by financing activities	6,359	30,310	144,529

Change in cash	-	-	-

Cash, beginning	-	-	-

Cash, ending	$-	$-	$-

Supplemental cash flow information

Cash paid for interest	$-	$-	$-

Cash paid for income taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements

INTERVIA INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
January 31, 2010
(Stated in US Dollars)

1. NATURE OF BUSINESS

Intervia, Inc. (the “Company”) was incorporated in the State of Nevada on February 2, 2005. The Company was previously in the business of developing fuel cell products in China. During fiscal 2008, the Company suspended the development of their fuel cell products due to the inability to raise sufficient additional financing. Management is currently focusing on identifying, evaluating and negotiating new business opportunities.

The Company is considered to be a development stage company, has no assets and has not generated any revenues from operations. The Company’s shares were de-listed from the OTC-BB subsequent to filing the 10Q for the period ended October 31, 2008. The Company has not been in compliance with the filing requirements of the Securities Exchange Commission (“SEC”). The Company is currently in the process of completing all the required filings with the SEC to enable the Company to reinstate its shares for trading on the OTC-BB. The Company will obtain additional funding by borrowing funds from its director and officer, or by private placement of common stock. There can be no assurance that the Company will be successful in its efforts to raise additional financing or if financing is available, that it will be on terms that are acceptable to the Company.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As of January 31, 2010, the Company has not yet achieved profitable operations and has accumulated a deficit of $176,660 since inception. Its ability to continue as a going concern is dependent upon the ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time which raises substantial doubt that the Company will be able to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

Management is also aware that material uncertainties exist, related to current economic conditions, which could cast doubt about the entity’s ability to continue to finance its activities. It is expected that the Company will incur further losses in the development of its business, all of which casts substantial doubt about the Company’s ability to continue as a going concern.

2. SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and are expressed in U.S. dollars. The Company’s fiscal year-end is January 31.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could materially differ from those estimates and assumptions. Significant areas requiring the use of management estimates relate to the expected tax rates for future income tax recoveries and determining the fair values of financial instruments.

INTERVIA INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
January 31, 2010
(Stated in US Dollars)

2. SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Other Comprehensive Income

The Company follows standards for the reporting and display of comprehensive income (loss) and its components in the financial statements. During the years ended January 31, 2010 and 2009, the Company had no components that would cause comprehensive loss to be different than net loss.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The Company accounts for uncertainty in income taxes by prescribing the recognition threshold that a tax position is required to meet before any part of the benefit of that position may be recognized in the financial statements.

Basic and Diluted Loss per Share

Basic loss per share is computed using the weighted average number of common shares outstanding during the year. Diluted earnings per share reflect the potential dilution that could occur if potentially dilutive securities were exercised or converted to common stock. The dilutive effect of options and warrants and their equivalent is computed by application of the treasury stock method and the effect of convertible securities by the “if converted” method. For the years presented, diluted loss per share is equal to basic loss per share as the Company does not have any dilutive securities.

Financial Instruments

The carrying value of the Company’s financial instruments, consisting of accounts payable and accrued liabilities and amounts due to related party approximates their fair value due to the short maturity of such instruments. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Stock-based Compensation

The Company records the compensation cost related to share-based payments, such as stock options and employee stock purchase plans, in the financial statements based on the grant-date fair value of the award.

Recent Accounting Pronouncements

In May 2009, the Financial Accounting Standards Board (“FASB”) issued guidance that establishes general standards of accounting for and disclosure of events that occur subsequent to the balance sheet date but before financial statements are issued. The statement defines two types of subsequent events (1) recognized subsequent events, which provide additional evidence about conditions that existed at the balance sheet date, and (2) non-recognized subsequent events, which provide evidence about conditions that did not exist at the balance sheet date, but arose before the financial statements were issued. Recognized subsequent events are required to be recognized in the financial statements, and non-recognized subsequent events are required to be disclosed. The adoption had no material impact on the Company’s financial position, results of operations or cash flows.

INTERVIA INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
January 31, 2010
(Stated in US Dollars)

2. SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Recent Accounting Pronouncements (cont’d)

In June 2009, the FASB issued the Accounting Standards Codification, which establishes a sole source of US authoritative GAAP. The Codification is meant to simplify user access to all authoritative accounting guidance by reorganizing US GAAP pronouncements into approximately ninety accounting topics within a consistent structure; its purpose is not to create new accounting and reporting guidance. The adoption of this guidance did not have an effect on the Company’s results of operations, financial position or cash flows.

Other pronouncements issued by the FASB or other authoritative accounting standards groups with future effective dates are either not applicable or are not expected to be significant to the financial statements of the Company.

3. RELATED PARTY TRANSACTIONS

Amount due to related party at January 31, 2010 and 2009 is non-interest bearing, unsecured, with no stated terms of repayment.

All related party transactions are measured at the exchange amount which is determined by management to approximate their fair value.

4. COMMON STOCK

In October 2005, the Company issued 3,500,000 shares of common stock at a price of $0.02 per share for total proceeds of $70,000.

Common shares

The common shares of the Company are all of the same class, are voting and entitle stockholders to receive dividends. Upon liquidation or wind-up, stockholders are entitled to participate equally with respect to any distribution of net assets or any dividends which may be declared.

Additional paid-in capital

The excess of proceeds received for shares of common stock over their par value of $0.001, less share issue costs, is credited to additional paid-in capital.

At January 31, 2010 and 2009, the Company had no issued or outstanding stock options or warrants.

INTERVIA INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
January 31, 2010
(Stated in US Dollars)

5. INCOME TAXES

The Company is subject to United States federal and state income taxes at an approximate rate of 34%. The reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

	2010	2009
Net loss before income taxes	$(18,855)	$(41,175)
Statutory tax rate	34%	34%
Income tax recovery	(6,400)	(14,000)
Valuation allowance	6,400	14,000
	$-	$-

The amount taken into income as deferred income tax assets must reflect that portion of the income tax loss carry forwards that is more likely-than-not to be realized from future operations. The Company has chosen to provide a full valuation allowance against all available income tax loss carry forwards, regardless of their time of expiry.

The Company has not filed income tax returns since inception in the United States. Tax authorities prescribe penalties for failing to file certain tax returns and supplemental disclosures. Upon filing there could be penalties and interest assessed. Such penalties vary by jurisdiction and by assessing practices and authorities. As the Company has incurred losses since inception there would be no known or anticipated exposure to penalties for income tax liability. However, certain jurisdictions may assess penalties for failing to file returns and other disclosures and for failing to file other supplementary information associated with foreign ownership, debt and equity positions. Inherent uncertainties arise over tax positions taken, or expected to be taken, with respect to transfer pricing, inter-company charges and allocations, financing charges, fees, related party transactions, tax credits, tax based incentives and stock based transactions.

Management has considered the likelihood and significance of possible penalties associated with its current and intended filing positions and has determined, based on their assessment, that such penalties, if any, would not be expected to be material.

No provision for income taxes has been provided in these financial statements due to the net loss for the years ended January 31, 2010 and 2009. At January 31, 2010, the Company has net operating loss carryforwards, which expire commencing in 2025. The potential tax benefit of these losses may be limited due to certain change in ownership provisions under Section 382 of the Internal Revenue Code (“IRS”) and similar state provisions.

IRS Section 382 places a limitation (the “Section 382 Limitation”) on the amount of taxable income which can be offset by net operating loss carryforwards after a change in control (generally greater than a 50% change in ownership) of a loss corporation. Generally, after a control change, a loss corporation cannot deduct operating loss carryforwards in excess of the Section 382 Limitation. Due to these “change in ownership” provisions, utilization of the net operating loss and tax credit carryforwards may be subject to an annual limitation regarding their utilization against taxable income in future periods. The Company has not concluded its analysis of Section 382 through January 31, 2009, but believes that the provisions will not limit the availability of losses to offset future income.

INTERVIA INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
January 31, 2010
(Stated in US Dollars)

6. SUBSEQUENT EVENT

On July 15, 2010, the Company entered into an Option Agreement to purchase a 100% interest in certain claims comprising the Proteus Property, located near Cobalt, Ontario.

The agreement requires the Company to make the following payments and incur the following amounts on exploration and development:

a)	$25,000 cash upon the execution of the agreement (paid);
b)	an additional $25,000 cash and incur $75,000 in exploration expenditures by July 15, 2011 (paid);
c)	an additional $25,000 cash and incur an additional $100,000 in exploration expenditures by July 15, 2012; and
d)	incur an additional $150,000 in exploration expenditures by July 15, 2013.

The property is subject to a 2% Net Smelter Royalty, which the Company has the right to purchase in 25% increments for $500,000, on or before 12 months from the date of production.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL POSITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this Prospectus. The discussion of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.

Forward Looking Statements

This Prospectus contains certain forward-looking statements. All statements other than statements of historical fact are “forward-looking statements” for the purposes of this Prospectus, including any projections of earnings, revenues, or other financial items; any statements of the plans, strategies, and objectives of management for future operation; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statements of assumptions underlying any of the foregoing. Such forward-looking statements are subject to inherent risks and uncertainties and actual results could differ materially from those anticipated by the forward-looking statements.

Overview

We were incorporated in the State of Nevada on February 2, 2005. Our original business plan was to develop fuel cell technology and produce fuel cells in China for indoor forklifts, scooters, and personal watercraft, such as dive submersibles, that require a small sized fuel cell with longevity of use and silent operation. During fiscal 2008 we suspended the development of our products and business plan due to a lack of financing.

As of the date hereof, we have not been successful in our development of fuel cell technology and production of fuel cells. Historically, we have been able to raise a limited amount of capital through private placements of our equity stock, but we are uncertain about our continued ability to raise funds privately.

On July 15, 2010, we entered into an Option Agreement whereby we acquired the right to purchase a 100% interest in the Proteus Property located near Cobalt, Ontario, an area known historically for the production of silver ore and more recently, diamond prospecting, although there has been no commercial production of diamonds in the area to date. The property consists of three mineral claims comprising nine units.

The agreement requires our company to make the following payments and incur the following amounts on exploration and development:

a)	$25,000 cash upon the execution of the agreement (paid);
b)	an additional $25,000 cash and incur $75,000 in exploration expenditures by July 15, 2011(paid);
c)	an additional $25,000 cash and incur an additional $100,000 in exploration expenditures by July 15, 2012; and
d)	incur an additional $150,000 in exploration expenditures by July 15, 2013.

The property is subject to a 2% Net Smelter Royalty, which our company has the right to purchase in 25% increments for $500,000, on or before 12 months from the date of entering into production. Pursuant to section 5.01 and 5.02 of the Option Agreement, we will hold the property in trust for the Optionor until the option is exercised or terminated. If we fail to make any of the above described payments or expenditures in accordance with the applicable deadlines the Optionor will have the right to provide us with a notice of default. If we fail to cure our default within a 60 day period following the notice of default, the Option Agreement will terminate, we will lose our right to acquire the property, and any funds spent by us in respect of the Option Agreement will be lost. As of July 18, 2011, we had paid $50,000 to the Optionor in respect of the first and second option payments. Although we did not satisfy the $75,000 work requirement due by July 15, 2011, the Optionor agreed to waive the deadline for completion of the work to be performed. We secured the waiver by advancing an aggregate of $75,000 to the designee of the Optionor to be held in trust for the performance of our work obligations, which were complete as of November 17, 2011.

It is presently unknown whether the Proteus Property contains any mineral reserves and, accordingly, there is a high likelihood that any funds spent by us to explore the property will be lost.

With the entering into of the Option Agreement, we changed our business and are now a mineral exploration company with a focus on the Proteus Property. We now endeavor to plan and implement an exploration program for our Proteus Property for fall 2011.

We are an exploration stage company and there isno known mineral reserve on our property. Furthermore, there is no assurance that we will discover a mineral reserve on our property or that any such mineral reserve will be economically viable. There is also no assurance that any mineral reserve will exist on any property that we may acquire in the future. Even if we do eventually discover an economically viable mineral reserve on our property, there can be no assurance that we will be able to develop our property into a producing mine and extract those resources. Both mineral exploration and development involve a high degree of risk and few properties which are explored are ultimately developed into producing mines.

Our current operational focus is to raise sufficient financing to devise and execute a plan of exploration for our Proteus Property and, if warranted, to fulfill the terms of our option agreement in respect of that property. To date we have not identified any sources of additional financing. If we are unable to identify and secure additional financing, we intend to delay, scale back, or eliminate our anticipated exploration program, or otherwise revise our business plan as required in order to sustain our day to day operations.

Purchase of Significant Equipment

We do not intend to purchase any significant equipment during the twelve months beginning February 1, 2011.

Personnel Plan

We do not expect any material changes in the number of employees during the twelve months beginning February 1, 2011. We do and will continue to outsource contract employment as needed.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors. Our principal capital resources have been through the subscription and issuance of common stock, although we have also used stockholder loans and advances from related parties.

Cash Requirements

Based on our net loss of $130,065 incurred during the nine month period ended October 31, 2011, our monthly burn rate is approximately $14,500. Approximately $46,547or 36% of our expenses during that period are attributable to professional fees, including accounting and legal fees. We have commenced exploration activities on our newly optioned property and intend to conduct further exploration activities on the property during the twelve months beginning February 1, 2011. We estimate our operating expenses and working capital requirements for the twelve month period beginning February 1, 2011 to be as follows:

Estimated Expenses For the Twelve Month Period Beginning
February 1, 2011

Operating Expenses
Professional Fees	$60,000
Transfer and Filing Fees	$10,000
Contingency	$30,000

Subtotal	$100,000

Exploration

Phase One
Line-Cutting	$16,000
VLF-EM Geophysical Surveying	$3,500
Magnetic Geophysical Surveying	$3,500
IP-EM Geophysical Surveying	$32,000
Reports Drafting and Maps	$1,500
Road Access Brush Trimming	$4,000
Field Assistant/Prospector (4 Months)	$7,500
Geologist (4 months)	$20,000
Summary Report	$3,000
Subtotal	$91,000

Option Payment (June 15, 2011)	$25,000

Total	$261,500

We estimate our operating expenses and working capital requirements for the twelve month period beginning February 1, 2012 to be as follows:

Estimated Expenses For the Twelve Month Period Beginning
February 1, 2012

Operating Expenses
Professional Fees	$60,000
Transfer and Filing Fees	$10,000
Contingency	$30,000

Subtotal	$100,000

Exploration

Phase Two*
Excavation (Road)	$4,000
Grading	$1,000
Power Stripping and Power Washing (Road)	$10,000
Mobilization/Demobilization of Heavy Equipment	$7,500
Field Assistant/Prospector (4 Months)	$7,500
Geologist (4 months)	$20,000
Diamond Drilling (10 Drill Holes at 100 meters)	$300,000
Subtotal	$350,000

Option Payment (June 15, 2011)	$25,000

Total	$475,000

*Phase One of our exploration program is in progress and we have incurred approximately $75,000 in exploration expenditures as of January 23, 2012.

On July 18, 2011 we completed a private placement with one non U.S. person for aggregate gross proceeds of $100,000. Of the $100,000 proceeds from the private placement, $25,000 was paid in respect of the July 15, 2011 option payment for the Proteus Property and $62,500 was paid to the Optionor or its designee for the balance of the $75,000 owed in respect of our 2011 work requirement for the Proteus Property. As at January 23, 2012 we have satisfied our 2011 obligations under our Option Agreement for the Proteus Property. The exploration activities undertaken consisted primarily of line-cutting, road access work, and surveying as outlined in our Phase 1 exploration plan.

At present, our cash requirements for the next 12 months (beginning February 1, 2011) outweigh the funds available to maintain our operations. Of the $216,000 that we require for the 12 month period beginning February 1, 2011, we had $33,908 as of February 1, 2011 and raised $100,000 in our private placement on July 18, 2011. These funds were allocated toward general operating expenses and toward satisfying our option payments and work requirements for 2011 under our Option Agreement for the Proteus Property. As at October 31, 2011, we had no cash on hand and a working capital deficit of $63,266. As of January 23, 2011 we had approximately $58,000 cash on hand. We estimate that we will be required to raise approximately $560,000 in the aggregate for the completion of our Phase 1 and Phase 2 exploration programs. If we are unable to raise sufficient financing we will be required to defer or scale back the remainder of our planned exploration activities and limit of day to day operations. In order to improve our liquidity, we plan to pursue additional equity financing from private investors or possibly a registered public offering. On December 19, 2011 we entered into a private placement subscription agreement with one non-U.S. investor for the purchase of 140,000 of our common shares at a price of $0.050 per share or $70,000 in the aggregate. As at January 23, 2012 we have received the subscription funds in respect of the transaction but no shares have been issued.

We do not currently have any other definitive arrangements in place for the completion of further private placement financings or registered public offerings, and there is no assurance that we will be successful in completing any financings. If we are unable to achieve the necessary additional financing, then we plan to reduce the amounts that we spend on our business activities and administrative expenses in order to be within the amount of capital resources that are available to us. To that end, we estimate that the cost of maintaining nominal corporate operations will be approximately $3,500 per month. Owing to our current cash position we estimate that we have sufficient cash to sustain our basic operations and to satisfy our reporting requirements through fiscal 2012.

Pursuant to our Option Agreement to purchase the Proteus Property we are required to make the following payments and incur the following amounts on exploration and development:

(a) $25,000 cash upon the execution of the agreement (paid);

(b) an additional $25,000 cash and incur $75,000 in exploration expenditures by July 15, 2011(paid);

(c) an additional $25,000 cash and incur an additional $100,000 in exploration expenditures by July 15, 2012; and

(d) incur an additional $150,000 in exploration expenditures by July 15, 2013.

According to the Option Agreement, if we fail to make any of the above described payments or expenditures in accordance with the applicable deadlines the Optionor will have the right to provide us with a notice of default. If we fail to cure our default within a 60 day period following the notice of default, the Option Agreement will terminate, we will lose our right to acquire the property, and any funds spent by us in respect of the Option Agreement will be lost. As of October 31, 2011, we have paid $50,000 to the Optionor in respect of the first and second option payments. Although we did not satisfy the $75,000 work requirement due by July 15, 2011, the Optionor agreed to waive the deadline for completion of the work to be performed. We secured the waiver by advancing a deposit for necessary expenditures to the designee of the Optionor to be held in trust for the performance of our 2011 work obligations which were completed as of November 17, 2011.

Results of Operations for the Three and Nine Month Periods ended October 31, 2011, for the Fiscal Years ended January 31, 2011 and January 31, 2010, and for the period from Inception (February 5, 2005)) to January 31, 2011.

The following summary of our results of operations should be read in conjunction with our audited financial statements for the years ended January 31, 2011 and January 31, 2010, and for the nine month period ended July 31, 2011.

Three months ended October 31, 2011 compared to three months ended October 31, 2010.

		Three months		Three months
		ended		ended
		October 31, 2011		October 31, 2010
Revenue	$	Nil	$	Nil
Operating Expenses		$81,309		$7,348
Net Income (Loss)		$(81,309)		$(7,348)

Expenses

Our operating expenses for the three month periods ended October 31, 2011 and October 31, 2010 are outlined in the table below:

	Three months		Three months
	ended		ended
	October 31, 2011		October 31, 2010
Exploration	$60,814	$	Nil
Professional fees	$17,593		$6,691
Transfer and filing fees	$2,902		$657

Operating expenses for the three months ended October 31, 2011 increased by 1,006.55% as compared to the comparative period in October 31, 2010 primarily as a result of increased exploration expenses, professional fees and transfer and filing fees.

Six months ended July 31, 2011 compared to six months ended July 31, 2010.

		Six months		Six months
		ended		ended
		July 31, 2011		July 31, 2010
Revenue	$	Nil	$	Nil
Operating Expenses		$48,756		$4,415
Net Income (Loss)		$(48,756)		$(4,415)

Expenses

Our operating expenses for the six month periods ended July 31, 2011 and July 31, 2010 are outlined in the table below:

		Six months		Six months
		ended		ended
		July 31, 2011		July 31, 2010
Donated service	$	Nil	$	Nil
Exploration		$12,834	$	Nil
Office expenses	$	Nil	$	Nil
Professional fees		$28,954

$

				4,415
Transfer and filing fees		$6,968	$	Nil

Operating expenses for the six months ended July 31, 2011 increased by 87.64% as compared to the comparative period in July 31, 2010 primarily as a result of increased professional fees and transfer agent and filing fees.

Our operating results for the years ended January 31, 2011, January 31, 2010, January 31, 2009 and for the period from Inception (February 5, 2005) to January 31, 2011 are summarized as follows:

					Inception
	Year				(February 2,
	Ended				2005)
	January 31				to January
					31, 2011
	2011	2010	2009

Revenue	$-	$-	$-	$
Operating Expenses	$31,001	$18,855	$41,175		$207,661
Net Loss	$31,001	$18,855	$41,175		$207,661

Our expenses for the years ended January 31, 2011, January 31, 2010, and January 31, 2009, and for the period from Inception (February 2, 2005) to January 31, 2011 are outlined in the table below:

	Year	Year	Year	Inception
	Ended	ended	ended	(February 2,
	January	January	January	2005) to
	31, 2011	31, 2010	31, 2009	January 31,
				2011
Donated Services	$-	$-	$-	$4,500
Office Expenses	$-	$-	$-	$2,906
Professional Fees	$28,215	$18,498	$38,653	$194,504
Transfer and Filing Fees	$2,786	$357	$2,523	$5,751
Net Loss	$31,001	$18,855	$41,116	$207,661

The increase in expenses during fiscal 2011 as compared to the same periods in fiscal 2010 was mainly due to an increase in professional fees resulting from the preparation of this Registration Statement and the completion of our most recent private placement in January, 2011.

The decrease in expenses during fiscal 2010 as compared to the same periods in fiscal 2009 and 2008 was mainly due to a decrease in professional and transfer agent and filing fees following the suspension of our original business plan at the end of fiscal 2008 and an ensuing decrease in the overall activity of our business.

Revenues

We did not earn any revenues from our inception through the six months ended July 31, 2011 and have not subsequently earned any revenues.

Liquidity and Financial Condition as at October 31, 2011 and October 31, 2010

Liquidity and Capital Resources

Working Capital

			Percentage
	As at	As at	Increase/
	October 31, 2011	January 31, 2011	(Decrease)
Current Assets	$1,352	$33,908	(96.01)%
Current Liabilities	$114,618	$92,109	24.44%
Working Capital (deficiency)	$(113,266)	$(58,201)	(94,61)%

Cash Flows

	Nine months Ended	Nine months Ended
	October 31, 2011	October 31, 2010
Net cash (used in) operating activities	$(117,938)	$(20,800)
Net cash provided by financing activities	$109,030	$99,960
Net cash (used in) investing activities	$(25,000)	$(25,000)
Increase (decrease) In Cash	$(33,908)	$54,160

Our net cash used by operating activities for the nine months ended October 31, 2011 was $117,938 compared with $20,800 for the nine months ended October 31, 2010. We will require additional funding in order to meet our operating expenses.

Liquidity and Financial Condition as at January 31, 2011, January 31, 2010, and January 31, 2009

Our financial position as at January 31, 2011, January 31, 2010, and January 31, 2009 was as follows

Working Capital
	As at	As at	As at
	January 31,	January 31,	January 31,
	2011	2010	2009
	$	$	$
Current Assets	33,908	Nil	Nil
Current Liabilities	92,109	102,161	83,305
Working Capital (Deficiency)	(58,201)	(102,161)	(83,305)

Cash Flows
				February
	At	At	At	2, 2005
	January	January	January	(Date of
	31, 2011	31, 2010	31, 2009	Inception)
	$	$	$	to January
				31,2011
Net cash used in operations	44,466	(6,359)	(30,310)	(188,995)
Net cash used in investing activities	(25,000)	Nil	Nil	(25,000)
Net cash provided by financing activities	103,374	6,359	30,310	247,903
Increase In Cash During The Period	33,908	Nil	Nil	33,908

We had cash in the amount of $33,908 as of January 31, 2011 as compared to $0 as of January 31, 2010. We had a working capital deficit of $58,201 as of January 31, 2011 compared to working capital deficit of $102,160 as of January 31, 2010. The increase in net cash used in operations for the year ended January 31, 2011, compared to the same period in fiscal 2010, was mainly due to an increase in professional fees resulting from the completion of a private placement of our common stock in January, 2011 and from the preparation of this registration statement.

We had cash in the amount of $Nil as of January 31, 2010 as compared to $Nil as of January 31, 2009. We had a working capital deficit of $102,160 as of January 31, 2010 compared to working capital deficit of $83,305 as of January 31, 2009. The decrease in net cash used in operations for the year ended January 31, 2010, compared to the same period in fiscal 2009, was mainly due to the inactivity of our company during fiscal 2010.

From February 2, 2005 (Date of Inception) to January 31, 2011, we used net cash in operation of $188,995, net cash in investing activities of $25,000 and raised net cash from financing activities of $247,903 resulting in an increase in cash from our inception of $33,908. We will require additional funding in order to meet our operating expenses.

Future Financings

Over the 12 months beginning February 1, 2011, we will require additional funds in order to sustain our operations and continue to execute our business plan. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. There is still no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on his investment in our common stock. Furthermore, we will continue to be unprofitable. On December 19, 2011 we entered into a private placement subscription agreement with one non-U.S. investor for the purchase of 140,000 of our common shares at a price of $0.050 per share or $70,000 in the aggregate. As at January 23, 2012 we received subscription funds in respect of the transaction but no shares have been issued. As at January 23, 2012 we had approximately $58,000 cash on hand. Owing to our current cash position we estimate that we have sufficient cash to sustain our current operations through Fiscal 2012.

Contractual Obligations

As a “smaller reporting company”, we are not required to provide tabular disclosure obligations.

Going Concern

We have not generated any revenues since our inception and we will continue to incur operating expenses without revenues for the foreseeable future. Our net loss from February 2, 2005 (date of inception) to January 31, 2011 was $207,661 and $337,726 as of October 31, 2011. We had cash of $33,908 as of January 31, 2011 and no cash on hand as of October 31, 2011. As of January 23, 2012 we had approximately $58,000 cash on hand. We currently do not have any operations and we have no income. We estimate that our average monthly operating expenses will be approximately $50,000 each month, including exploration expenses, or $3,500 each month, not including exploration expenses. As a result of our current cash position, we cannot provide assurances that we will be able to successfully explore our mineral property or sustain our business. These circumstances raise substantial doubt about our ability to continue as a going concern as described in an explanatory paragraph to our independent auditors’ report on our audited financial statements for the year ended January 31, 2011. If we are unable to continue as a going concern, investors will likely lose all of their investments in our company.

Our ability to continue as a going concern is dependent on additional sources of capital and the success of our plan. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from the outcome of this uncertainty.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

Use of Estimates

In order to prepare our financial statements in conformity with US GAAP our management is required to make estimates and assumptions that affect our reported financial positions and results of operations. Estimates and assumptions are based on information available to our management at the time such estimates and assumptions are made. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of financial statements and adjustments are made when our management becomes aware of new information that materially affects its past estimates and assumptions. Estimates and assumptions are used in, among other things, (1) estimating unbilled operating and exploration costs, (2) developing fair value assumptions with respect to the value of our financial instruments, including accrued liabilities and accounts payable, and (3) estimating our tax position. Actual results could differ materially from our estimates.

Other Comprehensive Income

Our company follows standards for the reporting and display of comprehensive income (loss) and our components in the financial statements. Comprehensive income (loss) is the sum of net income (loss) and other items that would be excluded from our income statement because they have not been realized, including items like an unrealized holding gain (or loss) from liquid investments, and foreign currency translation gains or losses. These items would not be included in net income, yet would be important enough to be included in comprehensive income in order to present a more comprehensive picture of our Company as a whole. During the nine month period ended October 31, 2011, and during years ended January 31, 2011, 2010 and 2009, our company had no components that would cause our comprehensive loss to be different than net loss.

Income Taxes

Our company uses the asset and liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Our company uses the asset and liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. We recognize the future tax benefits to the extent that realization of such benefits is more likely than not. However, when we believe we do not or will not have sufficient future capital gain income or taxable income to realize the benefit of the capital loss, operating loss or tax credit carryforwards, we reduce the deferred tax assets by a valuation allowance. We recognize a valuation allowance if we determine, based on available evidence that it is unlikely that we will realize some portion or all of the deferred tax asset. We report the effect of a change in the valuation allowance in the current period tax expense.

Basic and Diluted Loss per Share

Basic loss per share is calculated by dividing the net loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted net loss per share is calculated by dividing the net loss available to common stockholders by the number of common shares that would be outstanding is all potentially dilutive securities, such as options, warrants, or convertible debt securities, were exercised. For the financial periods presented in this registration statement, diluted loss per share is equal to basic loss per share because our company does not have any outstanding dilutive securities.

Financial Instruments

The carrying value of our company’s financial instruments, which consist of accounts payable, accrued liabilities and amounts due to a related party, approximates their fair value due to the short maturity of such instruments. Unless otherwise noted, it is our management’s opinion that our company is not exposed to significant interest, currency or credit risks arising from these financial instruments. When a market price is not readily available and there is insignificant interest rate exposure affecting the value, the carrying value is considered to represent a reasonable estimate of fair value.

Stock-based Compensation

Although we have not granted any share-based compensation, we have adopted FASB Accounting Standards Codification 718 (Compensation-Stock Compensation and Share-based Payment) for compensation costs related to share-based payments. ASC 718 requires that a company measure the cost of employee services received in exchange for equity awards based on the grant date fair-value of the awards. Compensation costs in respect of share-based payment or option awards are based on the award’s fair value at grant, less the mount (if any) paid by the award recipient, with a corresponding credit to equity(generally, paid-in capital). The cost will be recognized as compensation expense over the vesting period of the awards. ASC 718 applies to all share-based payment transactions in which a company acquires goods or services by issuing company stock, or by incurring liabilities that are based on the fair value of the company’s stock or are settled by issuing company stock.

RECENT ACCOUNTING PRONOUNCEMENTS

In May 2009, the Financial Accounting Standards Board (“FASB”) issued guidance that establishes general standards of accounting for and disclosure of events that occur subsequent to the balance sheet date but before financial statements are issued. The statement defines two types of subsequent events (1) recognized subsequent events, which provide additional evidence about conditions that existed at the balance sheet date, and (2) non-recognized subsequent events, which provide evidence about conditions that did not exist at the balance sheet date, but arose before the financial statements were issued. Recognized subsequent events are required to be recognized in the financial statements, and non-recognized subsequent events are required to be disclosed. The adoption had no material impact on our company’s financial position, results of operations or cash flows.

In June 2009, the FASB issued the Accounting Standards Codification, which establishes a sole source of US authoritative GAAP. The Codification is meant to simplify user access to all authoritative accounting guidance by reorganizing US GAAP pronouncements into approximately ninety accounting topics within a consistent structure; our purpose is not to create new accounting and reporting guidance. The adoption of this guidance did not have an effect on our company’s results of operations, financial position or cash flows.

Other pronouncements issued by the FASB or other authoritative accounting standards groups with future effective dates are either not applicable or are not expected to be significant to the financial statements of our company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have not had any changes in or disagreements with our independent public accountants during the last two fiscal years or in subsequent interim periods.

DIRECTORS AND EXECUTIVE OFFICERS

The following individuals serve as the directors and executive officers of our company as of the date of this annual report. All directors of our company hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Position Held with the Company	Age	Date First Elected or Appointed
Patrick Laferriere	President, Secretary, Treasurer, Chief Financial Officer and Director	35	August 26, 2010

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Patrick Laferriere – President, Secretary, Treasurer, Chief Financial Officer and Director

Mr. Laferriere has over 12 years experience in project management and development. Since 2005 Mr. Laferriere has served as General Manager for Quesnel Inc, an Ontario based food distributor. There Mr. Laferriere oversaw and controlled the daily operations. In 1997 Mr. Laferriere started his business career as director of sales for R.B Distributors, a Northern Ontario specialized food distributor. Mr. Laferriere was appointed vice president in 2000 where he was instrumental in doubling sales. Mr. Laferriere’s vision, integrity and leadership have led him to participate in startup companies who relied on him to oversee their entire business and to control the bottom line.

Family Relationships

Not applicable as we have a sole director and officer.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past five years:

1. A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2. Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity

ii. Engaging in any type of business practice; or

iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4. Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f) (3) (i) of this section, or to be associated with persons engaged in any such activity;

5. Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6. Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7. Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8. Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Other Directorships

Our sole director does not hold any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Board of Directors and Director Nominees

The Board will consider candidates for directors proposed by security holders, although no formal procedures for submitting candidates have been adopted. Unless otherwise determined, at any time not less than 90 days prior to the next annual Board meeting at which a slate of director nominees is adopted, the Board will accept written submissions from proposed nominees that include the name, address and telephone number of the proposed nominee; a brief statement of the nominee’s qualifications to serve as a director; and a statement as to why the security holder submitting the proposed nominee believes that the nomination would be in the best interests of our security holders. If the proposed nominee is not the same person as the security holder submitting the name of the nominee, a letter from the nominee agreeing to the submission of his or her name for consideration should be provided at the time of submission. The letter should be accompanied by a résumé supporting the nominee’s qualifications to serve on the Board, as well as a list of references.

The Board identifies director nominees through a combination of referrals from different people, including management, existing Board members and security holders. Once a candidate has been identified, the Board reviews the individual’s experience and background and may discuss the proposed nominee with the source of the recommendation. If the Board believes it to be appropriate, Board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of the slate of director nominees submitted to security holders for election to the Board.

Some of the factors which the Board considers when evaluating proposed nominees include their knowledge of and experience in business matters, finance, capital markets and mergers and acquisitions. The Board may request additional information from each candidate prior to reaching a determination, and it is under no obligation to formally respond to all recommendations, although as a matter of practice, it will endeavor to do so.

Conflicts of Interest

Our directors are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses. In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities, engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to a corporation if:

  the corporation could financially undertake the opportunity;

  the opportunity is within the corporation’s line of business; and

  it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We plan to adopt a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Audit Committee

Our board of directors has determined that it does not have a member of its audit committee that qualifies as an "audit committee financial expert" as defined in Item 407(d)(5)(ii) of Regulation S-K, and is "independent" as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended. We believe that our sole director is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an "audit committee financial expert" would be prohibitively costly is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any revenues to date. In addition, we currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by our board of directors.

Other Committees

We currently do not have any compensation or nominations committee or a compensation or nomination committee charter. We presently have a sole officer and director; if we expand our board of directors to three or more members, we intend to establish a compensation committee, and while we have no plans to establish a nominations committee, we will reevaluate our requirements for a nominations committee.

Code of Ethics

Our company's board of directors adopted a Code of Business Conduct and Ethics that applies to, among other persons, members of our board of directors, our company's officers including our president, chief executive officer and chief financial officer, employees, consultants and advisors. As adopted, our Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

1.	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

2.

full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission and in other public communications made by us;

3.	compliance with applicable governmental laws, rules and regulations;

4.	the prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the Code of Business Conduct and Ethics; and

5.	accountability for adherence to the Code of Business Conduct and Ethics.

Our Code of Business Conduct and Ethics requires, among other things, that all of our company's Senior Officers commit to timely, accurate and consistent disclosure of information; that they maintain confidential information; and that they act with honesty and integrity.

In addition, our Code of Business Conduct and Ethics emphasizes that all employees, and particularly Senior Officers, have a responsibility for maintaining financial integrity within our company, consistent with generally accepted accounting principles, and federal and state securities laws. Any Senior Officer who becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to our company. Any failure to report such inappropriate or irregular conduct of others is to be treated as a severe disciplinary matter. It is against our company policy to retaliate against any individual who reports in good faith the violation or potential violation of our company's Code of Business Conduct and Ethics by another.

Our Code of Business Conduct and Ethics is being filed with the Securities and Exchange Commission as Exhibit 14.1 to our annual report for the year ended January 31, 2009. We will provide a copy of the Code of Business Conduct and Ethics to any person without charge, upon request. Requests can be sent to: Intervia Inc., 3702 South Virginia Street, Suite G12-401, Reno, NV 89502.

EXECUTIVE COMPENSATION

The particulars of the compensation paid to the following persons:

  our principal executive officer;

  each of our two most highly compensated executive officers who were serving as executive officers at the end of the years ended January 31, 2012, 2011 and 2010; and

  • up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the years ended January 31, 2012, 2011 or 2010, who we will collectively refer to as the named executive officers of our company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensatio n ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensa tion ($)	Total ($)
Patrick Laferriere(1) President, Secretary, Treasurer, Chief Financial Officer and Director	2012 2011 2010	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Glenn Morimoto(2) Former President, Secretary, Treasurer, Chief Financial Officer and Director	2012 2011 2010	N/A N/A Nil	N/A N/A Nil	N/A N/A Nil	N/A N/A Nil	N/A N/A Nil	N/A N/A Nil	N/A N/A Nil	N/A N/A Nil

(1) Mr. Laferriere was elected a director and appointed President, Secretary, Treasurer and Chief Financial Officer on August 26, 2010.

(2) Mr. Morimoto was elected a director and appointed President, Secretary, Treasurer and Chief Financial Officer on March 5, 2007 and resigned all positions on August 26, 2010.

There are no compensatory plans or arrangements with respect to our executive officers resulting from their resignation, retirement or other termination of employment or from a change of control.

Stock Option Plan

Currently, we do not have a stock option plan in favor of any director, officer, consultant or employee of our company.

Stock Options/SAR Grants

During our fiscal years ended January 31, 2012, January 31, 2011 and January 31, 2010, there were no options granted to our named officers or directors.

Outstanding Equity Awards at Fiscal Year End

No equity awards were outstanding as of the years ended January 31, 2012, January 31, 2011, or January 31, 2010.

Option Exercises

During our Fiscal year ended January 31, 2012, January 31, 2011 and January 31, 2010 there were no options exercised by our named officers.

Compensation of Directors

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

We have determined that none of our directors are independent directors, as that term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 23, 2012, certain information with respect to the beneficial ownership of our common shares by each shareholder known by us to be the beneficial owner of more than 5% of our common shares, as well as by each of our current directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Patrick Laferriere (2) 823 Ontario ST. Sudbury, Ontario, Canada P3L 4L1	Common	Nil	0.0%
Directors and Officers as a group	Common	Nil	0.0%
Chan Lit Sang 601, 6th Floor, Wah Yuen Bld., Queens Road Central Hong Kong	Common	1,200,000	7.69
Wong Ching Man Vienna Blk 23/7 Hoi Tsing Crt, Alberdeen Center Hong Kong	Common	1,200,000	7.69
Chan Lit Chow 1/F, Rear Portion, 63 Nan Wan Sun Tsuen Peng Chan Hong Kong	Common	1,200,000	7.69
Arcoron Limited (3) 1904-6, 19/F Dominion Centre 43-59 Queens Road East Wanchai, Hong Kong	Common	1,200,000	7.69
Tranwicks Limited (4) 1904-6, 19/F Dominion Centre 43-59 Queens Road East Wanchai, Hong Kong	Common	1,200,000	7.69

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Aurico Limited (5) 1904-6, 19/F Dominion Centre 43-59 Queens Road East Wanchai, Hong Kong	Common	1,200,000	8.33
Ng Hei 36 Floor 169 Electric Road North Port, Hong Kong	Common	1,200,000	7.69
Gannvalley International Limited/Brownrigg International Limited (6) 1st Floor, #5 Dekk House De Lippora St, PO Box 456 Providence, Mahe, Seychelles	Common	2,400,000(7)	15.38(7)
Starova Limited (8) 1904-6, 19/F Dominion Centre 43-59 Queens Road East Wanchai, Hong Kong	Common	1,200,000	7.69
Kai Kang Shandong, China	Common	1,000,000	6.41
Zeyan Yao Shandong, China	Common	1,000,000	6.41
Owners of 5% or more	Common	14,000,000	90.38

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided .In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on July 29, 2011. As of July 29, there were 15,600,000 shares of our company’s common stock issued and outstanding.

(2)	Patrick Laferriere is our sole officer and director.

(3)	Dulip Charith Wijesinha has voting and dispositive control over securities held by Arcoron Limited.

(4)	Hassan Mohammed Musafer voting and dispositive control over securities held by Tranwicks Limited.

(5)	Dylan Baba Lye has voting and dispositive control over securities held by Aurico Limited.

(6)	Fahmy Jowharsha has voting and dispositive control over securities held by Gannvalley International and by Brownrigg International Limited.

(7)	Includes 1,200,000 shares held by Gannvalley International Limited and 1,200,000 shares held by Brownrigg International Limited.

(8)	Christopher Milton Wong has voting and dispositive control over securities held by Starova Limited.

Changes in Control

We are unaware of any contract or other arrangement or provisions of our Articles or Bylaws the operation of which may at a subsequent date result in a change of control of our company. There are not any provisions in our Articles or Bylaws, the operation of which would delay, defer, or prevent a change in control of our company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 18, 2011, we issued 100,000 shares of our common stock at a price of $1 per share to Aurico Limited for aggregate gross proceeds of $100,000. The issuance made in reliance on Regulation S of the Securities Act of 1933 to one non ‘U.S. person’ in an ‘offshore transaction’, as those terms are defined under Regulation S. As a result of the transaction Aurico Limited holds 8.33% of our common shares as a July 18, 2011 and as of January 23, 2012.

As at October 31, 2011 and January 31, 2011 we are indebted to Patrick Laferriere, our President, Chief Executive Officer and director, in respect of $77,943 in advances made to us by him, by our former President, Chief Executive Officer and director, Glenn Morimoto, and by our former President, CEO and director, Zeyan Yao. Debt payable to Mr. Yao was assigned to Mr. Morimoto on March 5, 2007 upon Mr. Yao’s resignation from the Company and Mr. Morimoto’s concurrent appointment of officer and director. Subsequently, debt payable to Mr. Morimoto was assigned to Mr. Laferriere on August 26, 2010, upon Mr. Morimoto’s resignation from the Company and Mr. Laferriere’s concurrent appointment as officer and director. The advances made by Mr. Yao, Mr. Morimoto, and Mr. Laferriere were made without formal agreement and are non-interest bearing, unsecured and with no fixed terms of repayment. The assignments of debt as between the lenders were made without written agreement.

Except as disclosed herein, no director, executive officer, shareholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since the year ended January 31, 2011, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the year end for the last three completed fiscal years.

Director Independence

We currently act with one director, Patrick Laferriere. We have determined that our director is not an “independent director” as defined in NASDAQ Marketplace Rule 4200(a)(15).

We do not have a standing audit, compensation or nominating committee, but our entire board of directors acts in such capacities. We believe that our members of our board of directors are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have an audit committee because we believe that the functions of an audit committee can be adequately performed by the board of directors. In addition, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our estimated expenses in connection with the issuance and distribution of the securities being registered in this Prospectus are as follows:

Commission filing fee	$557.28
Legal fees and expenses	$20,000
Accounting fees and expenses	$2,500
Miscellaneous	$100
Total	$23,157.28

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes provide that:

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

  to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defence of any action, suit or proceeding, or in defence of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

  by our stockholders;

  by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

  if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

  if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

  by court order.

Unless limited by our articles of incorporation (which is not the case with our articles of incorporation) a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defence of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

RECENT SALES OF UNREGISTERED SECURITIES

On January 12, 2011, we issued an aggregate of 12,000,000 shares of our common stock at a price of $0.00833 per share, to 10 non U.S. persons (at that term as defined in Regulation S of the Securities Act of 1933), relying on Regulation S and/or Section 4(2) of the Securities Act of 1933 pursuant to the closing of a private placement, for aggregate gross proceeds of $99,960.

On July 18, 2011, we issued 100,000 shares of our common stock at a price of $1 per share to Aurico Limited for aggregate gross proceeds of $100,000. The issuance made in reliance on Regulation S of the Securities Act of 1933 to one non ‘U.S. person’ in an ‘offshore transaction’, as those terms are defined under Regulation S. As a result of the transaction Aurico Limited holds 8.33% of our common shares as a July 18, 2011 and as of January 23, 2012.

On December 19, 2011 we entered into a private placement subscription agreement with one non-U.S. investor for the purchase of 140,000 of our common shares at a price of $0.050 per share or $70,000 in the aggregate.  As at January 23, 2011 we have received subscription funds in respect of the transaction but no shares have been issued.  The issuance of shares will be made in reliance on Regulation S of the Securities Act of 1933 to one non ‘U.S. person’ in an ‘offshore transaction’, as those terms are defined under Regulation S.

Exhibits

Exhibit	Exhibit
Number	Description
3.1	Articles of Incorporation (incorporated by reference to our Registration Statement on Form SB-2 filed on May 8, 2006).
3.2	Bylaws (incorporated by reference to our Registration Statement on Form SB-2 filed on May 8, 2006).
3.3	Amended and Restated Bylaws (incorporated by reference to our Current Report on Form 8-K filed on February 12, 2010)
4.1	Instrument Defining the Right of Holders – Form of Share Certificate (incorporated by reference to our Registration Statement on Form SB-2 filed on May 8, 2006)
5.1	Legal Opinion of Michael J. Morrison, Chtd. (incorporated by reference as Exhibit 5.1 of our Registration Statement on Form S-1 filed on April 14, 2011)
10.1	Option Agreement dated July 15, 2010 (incorporated by reference to our Annual Report on Form 10-K filed on December 15, 2010).
10.2	Description of Waiver Agreement with Gino Chitaroni.
10.3	Description of Loan Agreements with Zeyan Yao. Glenn Morimoto, and Patrick Laferriere.
14.1	Code of Ethics (incorporated by reference to our Annual Report on Form 10-KSB filed on May 9, 2009).
23.1	Consent of Dale Matheson Carr-Hilton Labonte LLP
23.2	Consent of Michael J. Morrison, Chtd. (incorporated in Exhibit 5.1)

UNDERTAKINGS

The registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by section 10(a) (3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

	(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

	(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on January 23, 2012.

INTERVIA INC.

By:	/s/ Patrick Laferriere
Patrick Laferriere
President, Secretary, Treasurer, Chief
Financial Officer and Director
(Principal Executive Officer, Principal
Financial Officer and Principal Accounting
Officer)

In accordance with the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

President, Secretary,
/s/ Patrick Laferriere	Treasurer, Chief Financial	February 9, 2012
Patrick Laferriere	Officer and Director
(Principal Executive Officer,
Principal Financial Officer,
and Principal Accounting
Officer)